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                                                                    EXHIBIT 10.1

                              LEASE OF OFFICE SPACE

                                                            Date:  June 11, 1987

BETWEEN: Jaymont (U.S.A.), Incorporated, with a principal office at 260 Franklin Street, Boston, Massachusetts 02110 ("Landlord") AND Thomas Black Corporation, with an address at 89 Broad Street, Boston, Massachusetts 02109 ("Tenant").

FOR PREMISES IN: Landlord's building located at 20 Custom House Street, Boston, Massachusetts (the "Building" which term shall include the land on which it is located where the context shall so admit).

LANDLORD AND TENANT, in consideration of the covenants herein contained, hereby agree as follows:

ARTICLE 1.00    DEFINITIONS

1.01  DEFINITIONS IN THIS LEASE:

      (a) "Annual Rent" means $1,516,148.00 per annum at the rate of $31.00 per rentable square foot for 40,000 square feet and at the rate of $34.00 per rentable square foot for 8,122 rentable square feet as herein provided, and payable as provided under Article 4.01.

      (b) "Article" means an article of this Lease.

      (c) "Commencement Date" means the date of substantial completion provided that it may not occur earlier than July 1, 1988 nor later than January 1, 1989 (the "Original Commencement Date"), unless said Commencement Date is delayed and set at a later date in accordance with Article 3.03.

      (d) "Exhibit A" means the plan(s) attached hereto as Exhibit A.

      (e) "Exhibit B" means the provisions relating to Occupancy Costs and other matters attached hereto as Exhibit B.

      (f) "Exhibit C" means the Building Rules and Regulations attached hereto as Exhibit C.

      (g) "Exhibit D" means the provisions relating to Landlord's Services attached hereto as Exhibit D.

      (h) "Exhibit E" means the provisions relating to the Tenant Improvements to the Premises attached hereto as Exhibit E.

      (i) "Exhibit F" means the form of Estoppel Certificate attached hereto as Exhibit F.

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      (j) "Exhibit G" means the Commencement Date acknowledgment to be executed by Landlord and Tenant at the commencement of the Term attached hereto as Exhibit G.

      (k) "Exhibit H" means the form of Square Footage Measurement Notification attached hereto as Exhibit H.

      (l) "Fiscal Year" means a twelve-month period (all or part of which falls within the Term) from time to time determined by Landlord at the end of which Landlord's books are balanced for auditing and/or taxation purposes.

      (m) "Lease" means this lease, Exhibits A, B, C, D, E, F, G and H and Riders (if attached) to this Lease, and every properly executed instrument which by its terms amends, modifies or supplements this Lease.

      (n) "Occupancy Costs" means amounts payable by Tenant to Landlord under
          Article 4.02.

      (o) "Other Charges" means amounts payable to Landlord under Article 4.03.

      (p) "Premises" means 48,122 rentable square feet, more or less, consisting of the entire second (2nd), third (3rd) and fourth (4th) floors of the Building as generally indicated on Exhibit A.

      (q) "Rent" means the aggregate of all amounts payable by Tenant to Landlord under Articles 4.01, 4.02 and 4.03.

      (r) "Rules and Regulations" means those rules and regulations set forth in Exhibit C as the same may be amended from time to time by Landlord.

      (s) "Security Deposit" means $126,345.66 to be held as provided in Article
          20.11 hereof.

      (t) "Term" means a period of ten (10) years commencing with the Commencement Date, unless sooner terminated as herein provided; and any renewals or extensions thereof.

      (u) "Use" means for office use in connection with the conduct of the business activity set forth below only and none other: Insurance Business, and with the approval of Landlord, office uses consistent with first-class office buildings in the financial district of Boston.

ARTICLE 2.00    GRANT OF LEASE

2.01 GRANT. Landlord hereby demises and leases the Premises to Tenant, and Tenant hereby leases and accepts the Premises from Landlord, to have and to hold during the Term, subject to the terms and conditions of this Lease. Tenant is hereby granted the right to

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      use, in common with all others lawfully entitled thereto, all means of egress, ingress, lobbies and common facilities within the Building.

2.02 QUIET ENJOYMENT. Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term against all parties claiming by, through or under Landlord, subject to the terms and conditions of this Lease.

2.03 COVENANTS OF LANDLORD AND TENANT. Landlord covenants to observe and perform all of the terms and conditions to be observed and performed by Landlord under this Lease. Tenant covenants to pay the Rent when due under this Lease, and to observe and perform all of the terms and conditions to be observed and performed by Tenant under this Lease.

ARTICLE 3.00    TERM AND POSSESSION

3.01  TERM. The term of this Lease shall be the number of years set forth in
      Article 1.01(t), beginning on the date set forth in said Article (the "Commencement Date") unless extended or renewed or terminated earlier as provided in this Lease.

3.02 EARLY OCCUPANCY. If Tenant begins to conduct business in all or any portion of the Premises before the Commencement Date, Tenant shall pay to Landlord on the Commencement Date on account of Rent in respect thereof for the period from the date Tenant begins to conduct business therein to the Commencement Date, which Rent shall be that proportion of Rent for one calendar year which the number of days in such period bears to 365. Except where clearly inappropriate, the provisions of this Lease shall be applicable during such period.

3.03 POSSESSION. On or before the Original Commencement Date, Landlord shall substantially complete the work specified in Exhibit E hereto, if any, and
      (i) the term substantial completion or substantially complete shall mean that the Premises have been completed in full compliance with the Space Plans and Engineering Plans with the exception of mechanical adjustments and minor touch-up so that the Premises may be used for their intended purposes excluding, however, any special items or long lead items designated by Tenant which are not Tenant Standard Improvements; and (ii) that the lobby of the Building shall have been completed except for mechanical adjustments and touch-up and that reasonable means of access to the Premises shall be provided free of all construction debris; and (iii) that a Certificate of Occupancy or other permission for Tenant to occupy the Premises for the Use shall have been obtained; and (iv) that the date of substantial completion shall have been established by notice to Tenant accompanied and confirmed by Landlord's Architect's Certificate of Substantial Completion. If Landlord is delayed in delivering possession of all or any portion of the Premises to Tenant on or before the Original Commencement Date, then Tenant shall take possession of the Premises on the date (not later than six month's after the Original Commencement Date) when Landlord delivers possession of all of the Premises substantially completed, which date shall be conclusively established by notice to Tenant, accompanied and confirmed by a Landlord's Architect's Certificate of Substantial Completion, at least five days before such date, and which date shall then be considered to be the Commencement Date for purposes of this Lease. This Lease shall not be void or voidable nor shall Landlord be

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      liable to Tenant for any loss or damage resulting from any delay in delivering possession of the Premises to Tenant, and no Rent shall be payable by Tenant for the period prior to the date on which Landlord can so deliver possession of all of the Premises, unless Tenant elects to take possession of a portion of the Premises whereupon Rent shall be payable in respect thereof from the date such possession is taken; provided, however, that in the event that any delay in delivery of possession of the Premises to Tenant is principally caused by or is attributable to the act or neglect of Tenant, its servants, agents, employees or independent contractors (collectively "Tenant's Acts"), the Commencement Date shall be the later of the Original Commencement Date or the date on which possession of the Premises would have been delivered to Tenant but for the delay caused by Tenant's Acts, and Tenant shall be liable for Rent and the other obligations under the Lease from said Commencement Date. If for reasons beyond the Landlord's reasonable control the Commencement Date shall not occur within twelve (12) months after the Original Commencement Date, Landlord shall have the right to terminate this Lease by written notice to Tenant. In such case, this Lease shall be void and without recourse to either party except that any Security Deposit given by Tenant to Landlord shall be refunded.

3.04 ACCEPTANCE OF PREMISES. Taking possession of all or any portion of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises are in satisfactory condition on the date of taking possession, subject only to those punch list items, written notice of which is given to Landlord prior to the commencement of Tenant's moving into the Premises and latent defects and deficiencies (if any) listed in writing in a notice delivered by Tenant to Landlord not more than thirty (30) days after the earlier of the date of taking possession or the Commencement Date, except that with respect to failure to perform work called for on the Space Plans or Engineering Plans which constitute latent defects, said thirty (30) days shall be extended to one hundred eighty (180) days and, with respect to the operation of mechanical systems, the period shall be extended to one (1) full cycle of operation of such system. Each of said periods shall commence upon the Commencement Date.

ARTICLE 4.00    RENT AND OCCUPANCY COSTS

4.01 ANNUAL RENT. Tenant shall pay to Landlord as Annual Rent for the Premises the sum shown in Article 1.01(a) as Annual Rent in respect of each year of the Term, payable in advance and without notice in equal monthly installments on the Commencement Date and on the first day of each calendar month thereafter during the Term. Tenant shall not be required to pay the first twenty-three (23) installments of Annual Rent with respect to 40,000 rentable square feet of the Premises. Tenant shall not be required to pay the first twelve (12) installments of Annual Rent with respect to the 8,122 rentable square feet for which the Annual Rent is computed at $34.00 per rentable square foot and Tenant shall not be required to pay the first (2) months of the second (2nd), third (3rd), fourth (4th), fifth (5th) years of the Term of this Lease and the first three (3) months of the sixth (6th) year of the Term of this Lease with respect to said 8,122 rentable square feet.

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4.02  OCCUPANCY COSTS. Tenant shall pay to Landlord at the times and in the manner provided in Article 4.06, the Occupancy Costs (including Common Areas Cost and Tax Cost) determined pursuant to Exhibit B.

4.03 OTHER CHARGES. Tenant shall pay to Landlord, at the times and in the manner provided in this Lease or, if not so provided, as reasonably required by Landlord, all amounts (in addition to those amounts payable under Articles 4.01 and 4.02) which are payable by Tenant to Landlord under this Lease. Without limitation, this Lease shall be deemed and construed as a "Net Lease" except as herein otherwise expressly set forth. Tenant shall pay to Landlord, through the term of this Lease, the Rent and other payments hereunder, free of any charges, assessments, impositions or deductions of any kind, all of which Tenant shall pay or discharge, without abatement, deduction or set off, and under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder, except as herein otherwise expressly set forth.

4.04 PAYMENT OF RENT - GENERAL. All amounts payable by Tenant to Landlord under this Lease shall be deemed to be Rent and shall be payable and recoverable as Rent in the manner herein provided, and Landlord shall have all rights against Tenant for default in any such payment as in the case of arrears of Rent. Rent shall be paid to Landlord, without deduction or set-off, in legal tender of the jurisdiction in which the Building is located, at the address of Landlord as set forth in the beginning of this Lease, or to such other person or at such other address as Landlord may from time to time designate in writing. Tenant's obligation to pay accrued Rent shall survive the expiration or earlier termination of this Lease.

4.05 RENT - EARLY COMMENCEMENT OR TERMINATION. If the Term, respectively, begins or ends on a day other than the first or last day of a calendar month, the installment of Rent payable on the first day of the Term or the first day of the last calendar month of the Term shall be prorated for such first or last partial month on a daily basis.

4.06  PAYMENT - OCCUPANCY COSTS.

      (a) Prior to the Commencement Date and prior to the beginning of each Fiscal Year thereafter, Landlord shall compute and deliver to Tenant a bona fide estimate of Occupancy Costs for the appropriate Fiscal Year and, without further notice, Tenant shall pay to Landlord in monthly installments one-twelfth of such estimate simultaneously with Tenant's payments of Annual Rent during such Fiscal Year.

      (b) Unless delayed by causes beyond Landlord's reasonable control, Landlord shall deliver to Tenant within 120 days after the end of each Fiscal Year a written statement (the "Statement") setting out in reasonable detail the amount of Occupancy Costs for such Fiscal Year and certified to be correct by an officer of Landlord. If the aggregate of monthly installments of Occupancy Costs actually paid by Tenant to Landlord during such Fiscal Year differs from the amount of Occupancy Costs payable for such Fiscal Year under Article 4.02, Tenant shall

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          pay or Landlord shall give Tenant credit for (or after the expiration of the Term if Tenant is not in default, refund to Tenant) the difference (as the case may be) without interest within 30 days after the date of delivery of the Statement.

      (c) If Landlord and Tenant disagree on the accuracy of Occupancy Costs as set forth in the Statement, Tenant shall nevertheless make payment in accordance with any notice given by Landlord. Landlord agrees at the request of Tenant to have Landlord's representative meet with Tenant and to furnish reasonable information to Tenant with respect to any disputed item. If, notwithstanding such meeting and disclosure, Tenant shall nevertheless continue to question the accuracy of Occupancy Costs, the disagreement shall immediately be referred by Landlord for prompt decision by a mutually acceptable public accountant, architect, insurance broker or other professional consultant who shall be deemed to be acting as expert(s) and not arbitrator(s), and a determination signed by the selected expert(s) shall be final and binding on both Landlord and Tenant. Any adjustment required to any previous payment made by Tenant or Landlord by reason of any such decision shall be made within 14 days thereof, and the party required to make payment under such adjustment shall bear all costs of the expert's making such decision except where that payment represents 3% or less of the Occupancy Costs that were the subject of the disagreement, in which case Tenant shall bear all such costs.

      (d) Neither party may claim a readjustment in respect of Occupancy Costs for a Fiscal Year if based upon any error of computation or allocation except by notice delivered to the other party within six months after the date of delivery of the Statement.

      (e) In any Fiscal Year when the Building has an average annual occupancy rate of less than 95%, the Occupancy Costs will be extrapolated as though the Building were 95% occupied and the Occupancy Costs allocable to the Premises shall mean the same proportion of the Occupancy Costs for the entire Building as the rentable floor area of Tenant's space bears to 100% of the rentable floor area in the Building. In any Fiscal Year when the Building has an average annual occupancy rate of 95% or more, then the Occupancy Costs for the Premises shall be the Occupancy Costs as set forth and determined pursuant to Exhibit B.

      (f) In the event that any tax or charge shall be imposed upon Landlord by reason of any improvements made by or at the request of Tenant to the Premises subsequent to the completion of the work to be done by Landlord prior to the Commencement Date, Tenant shall pay the entire amount of such tax as additional Rent.

ARTICLE 5.00    USE OF PREMISES

5.01 USE. The Premises shall be used and occupied solely for the Use set forth in Article 1.01(u) and for no other use or purpose.

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5.02  COMPLIANCE WITH LAWS. The Premises shall be used and occupied in a safe, careful and proper manner so as not to contravene any present or future governmental or quasi-governmental laws in force or regulations or orders and those of insurers. If due solely to Tenant's use of the Premises, improvements are necessary to comply with any of the foregoing or with the requirements of insurance carriers, Tenant shall pay the entire cost thereof.

5.03 ABANDONMENT. Tenant shall not vacate or abandon the Premises except for temporary periods of not more than fifteen (15) business days without an expressed written intention to return on a specific date which written intention is delivered to Landlord prior to the commencement of such temporary period any time during the Term without Landlord's prior written consent.

5.04 NUISANCE. Tenant shall not cause or maintain any nuisance in or about the Premises and shall keep the Premises free of debris or materials which would attract rodents or vermin, and free of anything of a dangerous, noxious or offensive nature or which could create a fire hazard or increase the cost of casualty or other insurance on the Building or the Premises (through undue load on electrical circuits or otherwise) or cause undue vibration, heat or noise. Tenant shall not use in the Premises sound equipment (such as loudspeakers, broadcasts and telecasts) in a manner seen or heard outside the Premises, nor permit any odors to emanate therefrom, regardless of the nature of Tenant's use, and shall not place or keep any merchandise or other thing in the Common Areas.

ARTICLE 6.00    SERVICES, MAINTENANCE, REPAIR AND ALTERATIONS BY LANDLORD

6.01 OPERATION OF BUILDING. During the Term, Landlord shall operate and maintain the Building in accordance with all applicable laws and regulations and with standards from time to time prevailing for buildings of its type in the area in which the Building is located and, subject to participation by Tenant by payment of Occupancy Costs under Article 4.02, shall provide the services set out in this Article 6.00.

6.02 SERVICES. Landlord shall provide in the Building or Premises as the case may be:

      (A) BUILDING SERVICES:

          (i) domestic running water and necessary supplies in common washrooms sufficient for the normal use thereof by occupants in the Building;

          (ii) access to and egress from the Premises, including elevator or escalator service if included in the Building;

          (iii) heat, ventilation, cooling, lighting, electric power, and janitor service in those areas of the Building from time to time designated by Landlord for use by Tenant in common with all tenants and other persons in the Building but under the exclusive control of Landlord;

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          (iv)  a general directory board or electronic display on which Tenant shall be entitled to have its name shown, provided that Landlord shall have exclusive control thereof and of the space thereon to be allocated to each tenant;

          (v)   maintenance, repair, and replacement as set out in Article 6.03;
                and

          (vi) twenty-four (24) hour security by a manned guard desk in the Building lobby.

      (B) SERVICES TO PREMISES:

          (i) equipment for heat, ventilation and cooling as required for the comfortable use and occupancy of the Premises during normal business hours, which shall be from 8:00 A.M. to 6:00 P.M., Monday through Friday, and 8:00 A.M. to 1:00 P.M. on Saturday;

          (ii) janitor services, as reasonably required to keep the Premises in a clean and wholesome condition in accordance with the Building standards set forth on Exhibit D to this Lease, provided that Tenant shall leave the Premises in a reasonably tidy condition at the end of each business day, and interior window washing on a periodic basis;

          (iii) for Tenants occupying an entire floor, as set forth on Exhibit D, electric power for normal lighting and small business office equipment (but not equipment using amounts of power disproportionate to that used by other tenants in the Building), provided, however, that Tenant shall pay the costs of the same in accordance with Landlord's submetering system. If more than one tenant shall occupy the floor of the Building on which the Premises are located, Landlord shall reasonably apportion the cost of electricity among them on a square footage basis and in accordance with applicable engineering standards. At the request of Tenant if Tenant shares a floor, the Landlord shall conduct an electrical audit at Tenant's expense and shall reapportion the cost of electricity among tenants on the floor if said audit demonstrates that one or more of said tenants are utilizing electricity at a level disproportionate to the proportion of the square footage that it or they occupies;

          (iv) replacement of Building standard fluorescent tubes, light bulbs and ballasts in the Common Areas as required from time to time as a result of normal usage; and

          (v)   maintenance, repair, and replacement as set out in Article 6.03.

      (C) ADDITIONAL SERVICES:

          (i) If from time to time requested in writing by Tenant, and to the extent that it is reasonably able to do so, Landlord shall provide in the Premises

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                services in addition to those set out in this Article 6.02, provided that Tenant shall, within ten days of receipt of any invoice for any such additional service, pay Landlord therefor at such reasonable rates as Landlord may from time to time establish; and

          (ii) Tenant shall not, without Landlord's written consent, install in the Premises equipment (including telephone equipment) which generates sufficient heat to affect the temperature otherwise maintained in the Premises by the air conditioning system as normally operated. Landlord may install supplementary air conditioning units, facilities or services in the Premises, or modify its air conditioning system, as may in Landlord's reasonable opinion be required to maintain proper temperature levels, and Tenant shall pay Landlord within ten days of receipt of any invoice for the cost thereof, including the cost of installation, operation and maintenance.

6.03 MAINTENANCE, REPAIR AND REPLACEMENT. Except to the extent that the need therefor shall result from the negligence or default of Tenant, Landlord shall operate, maintain, repair and replace the systems, facilities and equipment necessary for the proper operation of the Building and for provision of Landlord's services under Article 6.02 and shall be responsible for and shall maintain and repair the foundations, structure and roof of the Building and repair damage to the Building which Landlord is obligated to insure against under Article 9.00, as determined to be necessary by Landlord, provided that:

      (a) if all or part of such systems, facilities and equipment are destroyed, damaged or impaired, Landlord shall have a reasonable time in which to complete the necessary repair or replacement, and during that time shall be required only to maintain such services as are reasonably possible in the circumstances;

      (b) Landlord may temporarily discontinue such services or any of them at such times as may be necessary due to causes beyond the reasonable control of Landlord;

      (c) Landlord shall use reasonable diligence in carrying out its obligations under this Article 6.03, but, to the fullest extent permitted by law, shall not be liable under any circumstances for any consequential damage to any person or property for any failure to do so;

      (d) no reduction or discontinuance of such services under this Article 6.03(a) or (b) shall be construed as an eviction of Tenant or (except as specifically provided in this Lease) release Tenant from any obligation of Tenant under this Lease; and

      (e) to the extent that Tenant shall install any equipment which has any connection to the building systems within the Premises or shall request of Landlord that Landlord install such equipment, including any which may be installed during the initial construction of the Premises, Tenant shall, at the request of Landlord, enter into a Maintenance Contract with a responsible maintenance contractor approved by Landlord, or Landlord shall enter into such contract for the account of Tenant and at Tenant's expenses.

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      (f) nothing contained herein shall derogate from the provisions of Article
          16.00.

6.04  ALTERATIONS BY LANDLORD. Landlord may from time to time:

      (a) make repairs, replacements, changes or additions to the structure, systems, facilities and equipment in the Premises;

      (b) make changes in or additions to any part of the Building not in or forming part of the Premises; and

      (c) change or alter the location of Common Areas of the Building;

      provided that in doing so Landlord shall give reasonable advance notice of the same, except in case of emergency. Landlord shall not disturb or interfere with Tenant's use of the Premises and the operation of Tenant's business any more than is reasonably necessary in the circumstances.

6.05 ACCESS BY LANDLORD. Tenant shall permit Landlord to enter the Premises outside normal business hours, and during normal business hours where such will not unreasonably disturb or interfere with Tenant's use of the Premises and the operation of Tenant's business, to examine, inspect, and show the Premises to persons wishing to lease them, to provide services or make repairs, replacements, changes or alterations as set out in this Lease, and to take such steps as Landlord may deem necessary for the safety, improvement or preservation of the Premises or the Building. Landlord shall, whenever possible, consult with or give reasonable notice to Tenant prior to such entry, except in the case of an emergency, but no such entry shall constitute an eviction or entitle Tenant to any abatement of Rent.

6.06 ENERGY, CONSERVATION AND SECURITY POLICIES. Landlord shall be deemed to have observed and performed the terms and conditions to be performed by Landlord under this Lease, including those relating to the provision of utilities and services, if in so doing it acts in accordance with a directive, policy or request of a governmental or quasi-governmental authority serving the public interest in the fields of energy, conservation or security. Without limitation of any other provision of this Lease, Tenant shall comply with all reasonable directives of Landlord relative to the conservation of energy.

ARTICLE 7.00    MAINTENANCE, REPAIRS, IMPROVEMENTS AND ALTERATIONS BY TENANT

7.01 CONDITION OF PREMISES. Except to the extent that Landlord is specifically responsible therefor under this Lease, Tenant shall maintain the Premises and all improvements therein in good order and condition, including:

      (a) repainting and redecorating the Premises and cleaning drapes, carpets and the like at reasonable intervals as needed to the extent necessary to maintain the Premises at a standard of occupancy generally acceptable in first class office buildings in the Central Business District of Boston; and

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      (b) making repairs and replacements in the Premises as needed, including without limitation those repairs and replacements necessary to comply with laws, rules, ordinances, regulations or orders of any governmental or quasi-governmental authority.

7.02 FAILURE TO MAINTAIN PREMISES. If Tenant fails to perform any obligation under this Article 7.00, then on not less than ten days' notice to Tenant (except in the case of emergency), Landlord may enter the Premises and perform such obligation without liability to Tenant for any loss or damage to Tenant thereby incurred, and Tenant shall pay Landlord for the cost thereof within ten (10) days of demand therefor.

7.03 ALTERATIONS BY TENANT. Tenant may from time to time at its own expense make non-structural changes, additions and improvements in the Premises to better adapt the same to its business, provided that any such change, addition or improvement shall:

      (a) comply with the requirements of Landlord's insurer and any governmental or quasi-governmental authority having jurisdiction;

      (b) be made only with the prior written consent of Landlord, after submission of satisfactory plans and specifications to Landlord which are approved by Landlord;

      (c) equal or exceed the then current standard for the Building, and will not interfere with or injure the Building or any system or facility thereof; and

      (d) be carried out only by persons selected by Tenant and approved in writing by Landlord in its sole discretion, who shall, if required by Landlord, deliver to Landlord, before commencement of the work, performance and payment bonds as well as proof of worker's compensation and public liability and property damage insurance coverage, with Landlord named as an additional insured in amounts, with companies, and in form reasonably satisfactory to Landlord, which shall remain in effect during the entire period in which the work will be carried out.

          Any increase in property taxes on, or fire or casualty insurance premiums for, the Building attributable to such change, addition or improvement or any other conduct of Tenant shall be borne by Tenant.

7.04 TRADE FIXTURES AND PERSONAL PROPERTY. Tenant may install in the Premises its usual trade fixtures and personal property in a proper manner, provided that no such installation shall interfere with or damage (or threaten the same) the mechanical or electrical systems or the structure of the Building. If Tenant is not then in default hereunder, trade fixtures and personal property installed in the Premises by Tenant may be removed from the Premises:

      (a) from time to time in the ordinary course of Tenant's business or in the course of reconstruction, renovation, or alteration of the Premises by Tenant; and

      (b) during a reasonable period prior to the expiration of the Term;

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      provided that Tenant promptly repairs at its own expense any damage to the
      Premises resulting from such installation and removal.

7.05 MECHANICS LIENS. Tenant shall pay before delinquency all costs for work done or caused to be done by Tenant in the Premises which could result in any lien or encumbrance on Landlord's interest in the Building or the land on which it is located or any part thereof, shall keep the title to the said land and Building and every part thereof free and clear of any lien or encumbrance in respect of such work, and shall indemnify and hold harmless Landlord against any claim, loss, cost, demand and legal or other expense, whether in respect of any lien or otherwise, arising out of the supply of material, services or labor for such work. Tenant shall immediately notify Landlord of any such lien, claim of lien or other action of which it has or reasonably should have knowledge and which affects the title to the said land or Building or any part thereof, and shall cause the same to be removed within five days (or such additional time as Landlord may consent to in writing), failing which Landlord may take such action as Landlord deems necessary to remove the same and the entire cost thereof shall be immediately due and payable by Tenant to Landlord.

7.06 SIGNS. Any sign, decal, lettering or design of Tenant which is visible from the exterior of the Premises shall be at Tenant's expense and subject to approval by Landlord, and shall conform to the uniform pattern of identification signs for tenants in the Building as prescribed by Landlord. Tenant shall not otherwise inscribe or affix any sign, lettering or design in the Premises or Building which is visible from the exterior of the Building.

ARTICLE 8.00    TAXES

8.01 LANDLORD'S TAXES. Landlord shall pay (subject to participation by Tenant by payment of Occupancy Costs under Article 4.02) every real estate tax, assessment, license fee and other charge, excepting Tenant's Taxes under
      Article 8.02, which is, after any contest Landlord may care to make, imposed, levied, assessed or charged by any governmental or quasi-governmental authority having jurisdiction and which is payable in respect of the Term upon or on account of the Building or the parcel or parcels of land on which the Building is located.

8.02 TENANT'S TAXES. Tenant shall pay before delinquency every tax, assessment, license fee, excise and other charge, however described, which is imposed, levied, assessed or charged upon Tenant by any governmental or quasi-governmental authority having jurisdiction and which is payable in respect of the Term upon or on account of:

      (a) operations at, occupancy of, or conduct of business in or from the Premises by Tenant or with Tenant's permission;

      (b) fixtures or personal property in the Premises which do not belong to the Landlord; and

      (c) the Rent paid or payable by Tenant to Landlord for the Premises or for the use and occupancy of all or any part thereof;

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      provided that if Landlord so elects by notice to Tenant, Tenant shall add any amounts payable under this Article 8.02 to the monthly installments of Annual Rent payable under Article 4.01 and Landlord shall remit such amounts to the appropriate authorities.

8.03 RIGHT TO CONTEST. Landlord and Tenant shall each have the right to contest in good faith the validity or amount of any tax, assessment, license fee, excise fee and other charge which it is responsible to pay under this
      Article 8.00, provided that no contest by Tenant may be undertaken unless Tenant shall deposit with Landlord adequate and sufficient security against any loss or damage which may ensue or involve the possibility of forfeiture, sale or disturbance of Landlord's interest in the Premises or the Building and that upon the final determination of any contest by Tenant, Tenant shall immediately pay and satisfy the amount found to be due, together with any costs, penalties and interest.

ARTICLE 9.00    INSURANCE

9.01 LANDLORD'S INSURANCE. During the Term, Landlord shall maintain at its own expense (subject to participation by Tenant by payment of Occupancy Costs under Article 4.02) liability insurance, fire insurance with extended coverage, boiler and pressure vessel insurance, and other insurance on the Building and all property and interest of Landlord in the Building with coverage and in amounts not less than those required by any first mortgagee of the Building. Policies for such insurance shall waive, to the extent available from Landlord's carrier(s) without additional cost (unless Tenant pays the same in advance), any right of subrogation against Tenant. If, by reason of Tenant's particular use of the Premises, Landlord's insurance premiums shall be increased, Tenant shall pay all of such increased premiums.

9.02 TENANT'S INSURANCE. During the Term, Tenant shall maintain at its own expense:

      (a) fire insurance with extended coverage and water damage insurance in amounts sufficient to fully cover Tenant's improvements and all property in the Premises which is not owned by Landlord;

      (b) liability insurance, with Landlord and any mortgagee of Landlord named as an additional insured, against claims for death, personal injury and property damage in or about the Premises, in amounts which are from time to time required by landlords of like buildings in the community in which the Building is located, but not less than $2,000,000 for death, illness or injury to one or more persons in a single occurrence, and $500,000 for property damage in respect of each occurrence. Such insurance may be purchased with primary and supplementary coverage or by an umbrella coverage so-called;

      (c) rent insurance covering all Rent hereunder for a period of one (1) year; and

      (d) such other and/or additional coverages in such amounts as may be requested from time to time by Landlord if generally required of tenants in first class office buildings in the Central Business District of Boston aforesaid.

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      Policies for such insurance shall be in a form and with an insurer reasonably acceptable to Landlord, shall require at least fifteen days' written notice to Landlord of termination or material alteration during the Term, and shall waive any right of subrogation against Landlord. If requested by Landlord, Tenant shall from time to time promptly deliver to Landlord certificates, certified copies or other evidence of such policies, and evidence satisfactory to Landlord that all premiums thereon have been paid and that the policies are in full force and effect.

ARTICLE 10.00   INJURY TO PERSON OR PROPERTY

10.01 INDEMNITY BY TENANT. To the fullest extent permitted by law, Tenant shall indemnify and hold Landlord harmless from and against every demand, claim, cause of action, judgment and expense, and all loss and damage arising from:

      (a) any injury or damage to the person or property of Tenant, any other tenant in the Building or to any other person, where the injury or damage is caused by the conduct of Tenant's business or the negligence or misconduct of Tenant, its agents, servants, or employees, or of any other person entering upon the Premises under express or implied invitation of Tenant, or results from the violation of this Lease or of laws or ordinances, governmental orders of any kind or of the provisions of this Lease by any of the foregoing;

      (b) any loss or damage, however caused, to books, records, files, money, securities, negotiable instruments or papers in or about the Premises;

      (c) any loss or damage resulting from Tenant's or its agents', servants' or employees' interference with or obstruction of deliveries to or from the Premises; and

      (d) any injury or damage not specified above to the person or property of Tenant, its agents, servants or employees, or any other person entering upon the Premises under express or implied invitation of Tenant, where the injury or damage is caused by any reason other than the negligence or misconduct of Landlord, its agents, servants, or employees.

10.02 SUBROGATION. The provisions of this Article 10.00 are subject to the waiver of any right of subrogation against Tenant in Landlord's Insurance in accordance with Article 9.01 and to the waiver of any right of subrogation against Landlord in Tenant's Insurance under Article 9.02.

ARTICLE 11.00   ASSIGNMENT AND SUBLETTING

11.01 ASSIGNMENT. Tenant, but only with Landlord's prior written consent, may assign this Lease:

      (a) to an assignee who is a purchaser of all or substantially all of the business of the Tenant provided that such assignee has a net worth greater than the higher of the net worth of Tenant on (i) the date hereof or (ii) the date of such assignment (sometimes an "Equivalent Net Worth"), or to a parent or wholly owned

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          subsidiary company of Tenant, or to a company which results from the reconstruction, consolidation, amalgamation or merger of Tenant, provided that any such assignee after such assignment has an Equivalent Net Worth; or

      (b) subject to Article 11.03 to any other assignee who in Landlord's discretion (i) will not be inconsistent with the character of the Building and its other tenants; and (ii) has an Equivalent Net Worth; and

      (c) in any such case, Landlord shall be entitled to receive from Tenant, and Tenant shall pay to Landlord as a condition of such consent, an amount equal to the total consideration or compensation ("Compensation") received by Tenant however designated for the Tenant's Leasehold Estate. Landlord may request and Tenant shall furnish an Affidavit from the Chief Executive Officer of Tenant and from the Chief Executive Officer of any such assignee certification as to the amount of such consideration. Such consideration shall be paid to Landlord as and when received by Tenant;

      (d) Notwithstanding the foregoing, and without Landlord's written consent, but with prior notice to Landlord and the written assumption by the assignee or sub-lessee as the case may be, Tenant may assign this Lease or sublet all or any part of the Premises to any parent, subsidiary or affiliate ("Affiliates") of any Tenant subject to all of the terms and provisions of this Lease but without regard to the net worth requirements of Section 11.01(a) or the payment provisions of 11.01(c) unless in the latter case there shall in fact be consideration paid and that Tenant named herein, and any Guarantor of this Lease affirm in writing that their liability continue hereunder. Failure of the Landlord to request such affirmation shall not release Tenant or any Guarantor of such liability all of which shall be and remain in full force and effect as if such assignment or subletting had not occurred.

11.02 SUBLEASING. Tenant, with Landlord's prior written consent which may be withheld in Landlord's discretion, and subject to Article 11.03, may sublet all or any part of the Premises to a sublessee who, in Landlord's discretion, will not be inconsistent with the character of the Building and its other tenants and otherwise meets Landlord's standards. Landlord may condition such consent upon having the Rent for the Term of this Lease as to the portion of the Premises being sublet raised so that it shall be the same as the rent being paid by such sublessee. If the sublessee shall be paying a lower rent, then the Rent for the portion of the Premises being sublet shall remain as provided for in Article 4.01.

11.03 FIRST OFFER TO LANDLORD. If Tenant wishes to assign this Lease (except as set out in Article 11.01 (a)) or sublet all or any part of the Premises, Tenant shall first offer in writing to assign or sublet (as the case may be) to Landlord on the same terms and conditions and for the same Rent as provided in this Lease. Any such first offer shall be deemed to have been rejected unless within thirty days of receipt thereof, Landlord delivers written notice of acceptance to Tenant. Alternatively, Landlord may terminate this Lease with respect to any such proposed assignment or subleasing of all of the Premises or with respect to any portion thereof in which case all sums payable hereunder shall be equitably adjusted. Tenant hereby releases Landlord from any claim which may arise or accrue from such

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      termination including, but without limitation, hereby expressly consenting to Landlord's dealing with any proposed assignee or sublessee directly and entering into a direct lease with such person.

11.04 LIMITATION. Except as specifically provided in this Article 11.00, Tenant shall not assign or transfer this Lease or any interest therein or in any way part with possession of all or any part of the Premises, or permit all or any part of the Premises to be used or occupied by any other person. If Tenant shall be a corporation, partnership or other entity, the transfer at one time or in the aggregate of more than twenty-five (25%) percent of the corporate stock, partnership interests or other interests in the Tenant shall be deemed to be an assignment for all purposes of this Lease. Any assignment, transfer or subletting or purported assignment, transfer or subletting, except as specifically provided herein, shall be null and void and of no force and effect. Landlord shall not be required to consent to an assignment of this Lease or a sublease of all or part of the Premises by Tenant to any tenant in the Building. Without limitation, the rights and interests of Tenant under this Lease shall not be assignable by operation of law without Landlord's written consent, which consent may be withheld in Landlord's sole discretion.

11.05 TENANT'S OBLIGATIONS CONTINUE. No assignment, transfer or subletting (or use or occupation of the Premises by any other person) which is permitted under this Article 11.00 shall in any way release or relieve Tenant of its obligations under this Lease, unless such release or relief is specifically granted by Landlord to Tenant in writing.

11.06 SUBSEQUENT ASSIGNMENTS. Landlord's consent to an assignment, transfer or subletting (or use or occupation of the Premises by any other person) shall not be deemed to be a consent to any subsequent or other assignment, transfer, subletting, use or occupation, including without limitation a reassignment to a person who was a prior tenant or occupant of the Premises.

ARTICLE 12.00   SURRENDER

12.01 POSSESSION. Upon the expiration or other termination of the Term, Tenant shall immediately quit and surrender possession of the Premises in substantially the condition in which Tenant is required to maintain the Premises, excepting only reasonable wear and tear and damage covered by Landlord's insurance under Article 9.01. Upon such surrender, all right, title and interest of Tenant in the Premises shall cease.

12.02 TRADE FIXTURES, PERSONAL PROPERTY AND IMPROVEMENTS. Subject to Tenant's rights under Article 7.04, after the expiration or other termination of the Term, all of Tenant's trade fixtures, personal property and improvements remaining in the Premises shall be deemed conclusively to have been abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without notice or obligation to compensate Tenant or to account therefor, and Tenant shall pay to Landlord on written demand all costs incurred by Landlord in connection therewith.

12.03 MERGER. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord shall not work a merger, and

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      shall, at Landlord's option, terminate all or any subleases and subtenancies or operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option hereunder shall be exercised by notice to Tenant and all known sublessees or subtenants in the Premises or any part thereof.

12.04 PAYMENTS AFTER TERMINATION. No payments of money by Tenant to Landlord, or performance of any obligation by Tenant after the expiration or other termination of the Term or after the giving of any notice of termination by Landlord to Tenant, shall reinstate, continue or extend the Term or make ineffective any notice given to Tenant prior to the payment of such money, except payment or performance during any grace period expressly provided herein. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due under the Lease, and the payment thereof shall not make ineffective any notice or in any manner affect any pending suit or any judgment theretofore obtained.

ARTICLE 13.00   HOLDING OVER

13.01 MONTH-TO-MONTH TENANCY. If, with Landlord's written consent, Tenant remains in possession of the Premises after the expiration or other termination of the Term, Tenant shall be deemed to be occupying the Premises on a month-to-month tenancy only, at a monthly rental equal to the Rent as determined in accordance with Article 4.00 or such other rental as is stated in such written consent, and such month-to-month tenancy may be terminated by Landlord or Tenant on the last day of any calendar month by delivery of at least 30 days' advance notice of termination to the other.

13.02 TENANCY AT SUFFERANCE. If, without Landlord's written consent, Tenant remains in possession of the Premises after the expiration or other termination of the Term, Tenant shall be deemed to be occupying the Premises upon a tenancy at sufferance only, at a monthly charge for use and occupancy equal to two times the Rent determined in accordance with
      Article 4.00. Such tenancy at sufferance may be terminated by Landlord at any time.

13.03 GENERAL. Any month-to-month tenancy or tenancy at sufferance hereunder shall be subject to all other terms and conditions of this Lease except any right of renewal, and nothing contained in this Article 13.00 shall be construed to limit or impair any of Landlord's rights of re-entry, eviction or the like or constitute a waiver thereof.

ARTICLE 14.00   RULES AND REGULATIONS

14.01 PURPOSE. The Rules and Regulations in Exhibit C have been adopted by Landlord for the safety, benefit and convenience of all tenants and other persons in the Building.

14.02 OBSERVANCE. Tenant shall at all times comply with, and shall cause its employees, agents, licensees and invitees to comply with, the Rules and Regulations from time to time in effect.

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14.03 MODIFICATION. Landlord may from time to time, for the purposes set out in
      Article 14.01, amend, delete from, or add to the Rules and Regulations, provided that any such modification:

      (a) shall not be specifically repugnant to any other provision of this Lease;

      (b) shall have general application to all tenants in the Building similarly situated; and

      (c) shall be effective only upon delivery of a copy thereof to Tenant at the Premises.

14.04 NON-COMPLIANCE. Landlord shall not be responsible to Tenant for failure of any person to comply with such Rules and Regulations, nor for any failure to enforce the same in any particular instance.

ARTICLE 15.00   EMINENT DOMAIN

15.01 TAKING OF PREMISES. If, during the Term, all of the Premises or the Building shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or purchased under threat of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Premises (hereinafter called the "date of such taking").

15.02 PARTIAL TAKING OF BUILDING. If, during the Term, only part of the Building is taken or purchased as set out in Article 15.01, then:

      (a) if, in the reasonable opinion of Landlord, substantial alteration or reconstruction of the Building is necessary or desirable as a result thereof, whether or not the Premises are or may be affected, Landlord shall have the right to terminate this Lease by giving the Tenant at least 30 days' written notice of such termination; and

      (b) if more than one-third of the number of Square Feet in the Premises is included in such taking or purchase or if the Premises shall be deprived of suitable means of access on a permanent basis, Landlord and Tenant shall each have the right to terminate this Lease by giving the other at least 30 days' written notice thereof.

      If either party exercises its right of termination hereunder, this Lease shall terminate on the date stated in the notice, provided, however that no termination pursuant to notice hereunder may occur later than 60 days after the date of such taking.

15.03 SURRENDER. On any such date of termination under Article 15.01 or 15.02, Tenant shall immediately surrender to Landlord the Premises and all its interests therein under this Lease. Landlord may re-enter and take possession of the Premises and remove Tenant therefrom, and the Rent shall abate on the date of termination, except that if the date of such taking differs from the date of termination, Rent shall abate on the former date in respect of the portion taken. After such termination, and on notice from Landlord stating the Rent then owing, Tenant shall forthwith pay Landlord such Rent.

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15.04 PARTIAL TAKING OF PREMISES. If any portion of the Premises (but less than the whole thereof) is so taken, and no rights of termination herein conferred are timely exercised, the Term of this Lease shall expire with respect to the portion so taken on the date of such taking. In such event, the Rent payable hereunder with respect to such portions so taken shall abate on such date, and the Rent thereafter payable with respect to the remainder not so taken shall be adjusted pro rata by Landlord in order to account for the resulting reduction in the number of Square Feet in the Premises, and Landlord shall reconstruct the balance to an architectural whole to the extent of the awards actually received by it, subject to the rights of any mortgagee.

15.05 AWARDS. Upon any such taking or purchase, whether or not this Lease is terminated, Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements, and Tenant shall not have nor advance any claim against Landlord for the value of its property or its leasehold estate or the unexpired Term of the Lease, or for any business interruption expense or any other damages arising out of such taking or purchase. Nothing herein shall give Landlord any interest in, or preclude Tenant from seeking and recovering on its own account from the condemning authority, any award or compensation attributable to the taking or purchase of Tenant's trade fixtures, or the removal or relocation of its business and effects, or the interruption of its business, provided that no such award to Tenant shall reduce any award which would otherwise be due to Landlord. If any such award made or compensation paid to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly account therefor to the other.

15.06 TEMPORARY TAKING. In the event of any so-called temporary taking of all or part of the Premises for public or quasi-public use for a period of less than six (6) months (or a period which in Landlord's judgment is likely to be less than six (6) months), this Lease and the terms hereof shall continue, including, without limitation, the obligation to pay Rent and all other sums hereunder, and Tenant shall receive awards or consideration on account thereof up to the amount of said Rent and other sums actually paid to Landlord, and the balance shall be the property of Landlord.

ARTICLE 16.00   DAMAGE BY FIRE OR OTHER CASUALTY

16.01 LIMITED DAMAGE TO PREMISES. If all or part of the Premises are rendered untenantable by damage from fire or other casualty which, in the reasonable opinion of an architect selected by Landlord, cannot be substantially repaired under applicable laws and governmental regulations within 90 days from the date of such casualty (employing normal construction methods without overtime or other premium and utilizing sums from insurers recoverable by Landlord under its then existing insurance coverage), or if such damage or destruction shall occur during the last year of the Term of the Lease, Landlord may terminate this Lease by written notice to Tenant. If Landlord shall not so terminate this Lease, Landlord shall forthwith at its own expense repair such damage, other than damage to improvements, furniture, chattels or trade fixtures which do not belong to Landlord or which were originally constructed by Tenant, and other than damage due to the negligence or default of Tenant, which Tenant shall repair. Upon substantial

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      completion of Landlord's work as aforesaid, Tenant shall promptly reconstruct and refixture the Premises as required to conduct its business.

16.02 MAJOR DAMAGE TO PREMISES. If all or part of the Premises are rendered untenantable by damage from fire or other casualty which, in the reasonable opinion of an architect selected by Landlord, cannot be substantially repaired under applicable laws and governmental regulations within 180 days from the date of such casualty (employing normal construction methods without overtime or other premium and utilizing insurance proceeds, all as provided in Article 16.01), then either Landlord or Tenant may elect to terminate this Lease as of the date of such casualty by written notice delivered to the other not more than 10 days after receipt of such architect's opinion.

16.03 ABATEMENT. If, pursuant to such casualty work is required to repair damage to all or part of the Premises under Article 16.01 or 16.02, the Rent payable by Tenant hereunder shall be proportionately reduced to the extent that the Premises are thereby rendered unuseable by Tenant in its business, from the date of such casualty until five days after completion by Landlord of the repairs to the Premises (or the part thereof rendered untenantable) or until Tenant again uses the Premises (or the part thereof rendered untenantable) in its business, whichever first occurs, provided, however, that Rent shall abate as aforesaid only to the extent that Tenant shall have provided Landlord with the full proceeds of such insurance as is required to be carried by Tenant under Article 9.02(c) hereof.

16.04 MAJOR DAMAGE TO BUILDING. If all or a substantial part (whether or not including the Premises) of the Building is rendered untenantable by damage from fire or other casualty to such a material extent that in the reasonable opinion of Landlord the Building must be totally or partially demolished or reconstructed, whether or not to be reconstructed in whole or in part, Landlord may elect to terminate this Lease as of the date of such casualty (or on the date of notice if the Premises are unaffected by such casualty) by written notice delivered to Tenant not more than 60 days after the date of such casualty.

16.05 LIMITATION ON LANDLORD'S LIABILITY. Except as specifically provided in this Article 16.00, and to the fullest extent permitted by law, there shall be no reduction of Rent and Landlord shall have no liability to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom in or to any portion of the Building or the Premises. Notwithstanding anything contained in this
      Article 16.00, Rent payable by Tenant hereunder shall not be abated if the damage is caused by any act or omission of Tenant, its agents, servants, employees or any other person entering upon the Premises under express or implied invitation of Tenant.

ARTICLE 17.00   TRANSFERS BY LANDLORD

17.01 EFFECT OF SALE, CONVEYANCE OR ASSIGNMENT. A sale, conveyance or assignment of the Building shall operate to release Landlord from liability from and after the effective date thereof upon all of the covenants, terms and conditions of this Lease, express or implied, except as such may relate to the period prior to such effective date, and Tenant shall thereafter look solely to Landlord's successor in interest in and to this Lease. This Lease

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      shall not be affected by any such sale, conveyance or assignment, and
      Tenant shall attorn to Landlord's successor in interest thereunder by written agreement between Tenant and such successor, upon request of such successor. In any event, Landlord shall be liable hereunder only to the extent of its interest in the Building.

17.02 SUBORDINATION. At the election of Landlord or any present or future mortgagee or any person who is or shall become the owner of the land on which the Building is located and who has or shall lease the same to Landlord, which election may be changed from time to time, the Lease and the rights of Tenant hereunder, shall be subject and subordinate in all respects to any and all mortgages and deeds of trust now or hereafter placed on the Building or land, and to all renewals, modifications, consolidations, replacements and extensions thereof and to any advances secured by any of the foregoing regardless of when made, and to any and all overleases.

17.03 ATTORNMENT. Subject to Article 17.05, if the interest of Landlord is transferred to any person (herein called "Purchaser") by reason of foreclosure or other proceedings for enforcement of any such mortgage or deed of trust, or by delivery of a deed in lieu of such foreclosure or other proceedings, or by reason of any termination of any overlease, Tenant shall immediately and automatically attorn to Purchaser by written agreement between Tenant and such Purchaser, upon request of such Purchaser.

17.04 EFFECT OF ATTORNMENT. Upon attornment under Article 17.03, this Lease shall continue in full force and effect as a direct lease between Purchaser and Tenant, upon all of the same terms, conditions and covenants as are set forth in this Lease except that after such attornment Purchaser shall not be:

      (a) liable for any act or omission of Landlord; or

      (b) subject to any offsets or defenses which Tenant might have against Landlord; or

      (c) bound by any prepayment by Tenant of more than one month's installment of Rent, or by any previous modification of this Lease, unless such prepayment or modification shall have been approved in writing by Purchaser or any predecessor in interest except Landlord.

17.05 EXECUTION OF INSTRUMENTS. The subordination and attornment provisions of this Article 17.00 shall be self-operating and no further instrument shall be required. Nevertheless, Tenant, on request by and without cost to Landlord or any successor in interest or Purchaser, shall execute and deliver any and all instruments further evidencing such subordination and (where applicable hereunder) attornment, and if Tenant shall fail to do so, Landlord may do so as Tenant's duly authorized attorney-in-fact, which appointment shall be deemed to be irrevocable and coupled with an interest.

ARTICLE 18.00   NOTICES, ACKNOWLEDGEMENTS, AUTHORITIES FOR ACTION

18.01 NOTICES. Any notice from one party to the other required or otherwise to be given hereunder shall, unless otherwise stated to the contrary, be in writing and shall be deemed duly served if mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the Premises (whether or not Tenant has departed from, vacated or abandoned the Premises) or to Landlord at the place from time to time established for the payment of Rent or as otherwise directed by Landlord. Personal delivery of any such notice may be effected in lieu of mailing. Initially, notices to Landlord shall be sent to the address shown on the first page hereof. Any notice shall be deemed to have been given at the time of personal delivery or, if mailed, five (5) days after the date of mailing thereof, or the date of receipt, whichever shall be earlier. Either party shall have the right to designate by notice, in the manner above set forth, a different address to which notices are to be mailed and two additional parties to whom copies of notices to be given to Tenant or to Landlord shall be sent in like manner.

18.02 ACKNOWLEDGEMENTS. Each of the parties hereto shall at any time and from time to time upon not less than 20 days prior notice from the other execute, acknowledge and deliver a written statement, substantially in the form of Exhibit F, certifying to the extent that the same are, in fact, true:

      (a) that the Lease is in full force and effect, subject only to such modifications (if any) as may be set out therein;

      (b) that the Tenant is in possession of the Premises and paying Rent as provided in this Lease;

      (c) the dates (if any) to which Rent is paid in advance;

      (d) that there are not, to such party's knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed; and

      (e) as to any other matter the other party or any mortgagee or overlessor shall reasonably require.

      Any such statement may be relied upon by any prospective transferee or encumbrancer of all or any portion of the Building, or any assignee of any such persons. If Tenant fails to timely deliver such statement, Tenant shall be deemed to have acknowledged that this Lease is in full force and effect, without modifications except as may be represented by Landlord, and that there are no uncured defaults in Landlord's performance.

18.03 AUTHORITIES FOR ACTION. Landlord may act in any matter provided for herein by its property manager and any other person who shall from time to time be designated by Landlord by notice to Tenant. Tenant shall designate in writing one or more persons to act on its behalf in any matter provided for herein and may from time to time change, by notice to Landlord, such designation. In the absence of any such designation, the person or persons executing this Lease for Tenant shall be deemed to be authorized to act on behalf of Tenant in any matter provided for herein.

ARTICLE 19.00   DEFAULT

19.01 INTEREST AND COSTS. Without limitation on any other provision hereof or remedy at law or in equity, Tenant shall pay monthly to Landlord interest at a rate equal to the lesser of the base rate from time to time charged by the First National Bank of Boston plus 3% per annum or the maximum rate permitted by applicable law, upon all Rent and other sums required to be paid hereunder from the due date for payment thereof until the same is fully paid and satisfied. Tenant shall indemnify Landlord against all costs and charges (including legal fees) lawfully and reasonably incurred in enforcing payment thereof, or in obtaining possession of the Premises after default of Tenant or upon expiration or earlier termination of the Term of this Lease, or in enforcing any covenant, provision or agreement of Tenant herein contained, and in addition thereto, if litigation shall be instituted, an amount equal to twenty percent (20%) of the foregoing in compensation to Landlord for administrative fees and Landlord's costs which cannot separately be computed as aforesaid.

19.02 RIGHT OF LANDLORD TO PERFORM COVENANTS. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant, at Tenant's sole cost and expense, and without any abatement of Rent, counterclaim, deduction or set-off. If Tenant shall fail to perform any act on its part to be performed hereunder, and such failure shall continue for 10 days after notice thereof from Landlord, Landlord may (but shall not be obligated so to do) perform such act, without waiving or releasing Tenant from any of its obligations relative thereto. All sums paid or costs incurred by Landlord in so performing such acts under this Article 19.02, together with interest thereon at the rate set out in Article 19.01 from the date each such payment was made or each such cost incurred by Landlord, shall be payable by Tenant to Landlord on demand.

19.03 EVENTS OF DEFAULT. If and whenever:

      (a) part or all of the Rent is not paid when due, and such default continues for seven days after the due date thereof or after demand therefor if there be no due date fixed herein; or

      (b) the estate of Tenant or any goods, chattels or equipment of Tenant is taken in execution or in attachment or if a writ of execution or the equivalent is issued against Tenant; or

      (c) Tenant becomes insolvent or commits an act of bankruptcy or becomes bankrupt or takes the benefit of any statute that may be in force for bankrupt or insolvent debtors or becomes involved in voluntary or involuntary winding-up proceedings or if a receiver shall be appointed for the business, property, affairs or revenues of Tenant; or

      (d) except as provided in Section 5.03 for temporary periods, Tenant makes a bulk sale of its goods or moves or commences, attempts or threatens to move its goods, chattels and equipment out of the Premises (other than in the normal course of its business) or ceases to conduct business from the Premises; or

      (e) Tenant fails to observe, perform and keep each and every of the covenants, agreements, provisions, stipulations and conditions herein contained to be observed, performed and kept by Tenant (other than payment of Rent) and persists in such failure after 10 days notice by Landlord requiring that Tenant remedy, correct, desist or comply (or if any such breach would reasonably require more than 10 days to rectify, unless Tenant commences rectification within the 10 day notice period and thereafter promptly and effectively and continuously proceeds with the rectification of the breach) Landlord shall have the right, immediately or at any time thereafter, to enter upon the Premises or any part thereof in the name of the whole and repossess the same as of its former estate and expel Tenant and those claiming by, through or under it, and remove their goods and effects without breach of the peace and store the same on behalf of Tenant without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of Rent or other payments or preceding breach of covenant, and upon entry as aforesaid this Lease shall be terminated. Landlord, at its election, may effect such termination by written notice to Tenant to that effect, which shall have the same force as an entry for breach as provided in this Article. In case of such termination, or in case of termination under the provisions of any law by reason of the default of a tenant, Landlord shall become entitled to receive from Tenant, and Tenant shall pay to Landlord on demand, as initial liquidated damages, a sum equal to the amount by which the sum of the Rent and other payments called for hereunder for the remainder of the Term exceeds the fair rental value of the Premises for the remainder of the Term. Further, Tenant shall, on demand of Landlord, from time to time indemnify Landlord against all loss of Rent and other payments and damages which it may incur by reason of such termination during the remainder of the Term, first giving credit to any payments made by Tenant to Landlord on account of initial liquidated damages as aforesaid. In computing such damages there shall be added such reasonable expenses as Landlord may incur in connection with such termination and/or reletting. Landlord shall also have the right to pursue such other rights and remedies as may be allowed at law or equity against Tenant and any and all other parties who may be liable. All such remedies shall be cumulative. All rights and remedies given to Landlord herein and all rights and remedies available to Landlord at law or equity shall be cumulative and concurrent.

19.04 SURRENDER. Without limitation on any provision hereof, if and whenever Landlord terminates this Lease by giving notice thereof or by re-entry as aforesaid, Tenant shall forthwith vacate and surrender the Premises.

19.05 PAYMENTS. Upon Landlord's termination of this Lease by re-entry or notice as aforesaid, Landlord's damages and expenses as aforesaid shall include:

      (a) Rent up to the time of said termination; and

      (b) all expenses incurred by Landlord in performing any of Tenant's obligations under this Lease, re-entering or terminating and re-letting, collecting sums due or payable by Tenant, realizing upon assets seized (including brokerage, legal fees and disbursements), and the expense of keeping the Premises in good order, repairing the same and completing any alterations, replacements and decorations made in preparing them for re-letting.

19.06 REMEDIES CUMULATIVE. No reference to nor exercise of any specific right or remedy by Landlord shall prejudice or preclude Landlord from exercising or invoking any other remedy in respect thereof, whether allowed at law or in equity or expressly provided for herein. No such remedy shall be exclusive or dependent upon any other such remedy, but Landlord may from time to time exercise any one or more of such remedies independently or in combination.

ARTICLE 20.00   MISCELLANEOUS

20.01 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall create any relationship between the parties hereto other than that of landlord and tenant, and it is acknowledged and agreed that Landlord does not in any way or for any purpose become a partner of Tenant in the conduct of its business, or a joint venturer or a member of a joint or common enterprise with Tenant.

20.02 CONSENT NOT UNREASONABLY WITHHELD. Except as otherwise specifically provided, whenever consent, approval, permission or the exercise of discretion of Landlord or Tenant is required or permitted under the terms of this Lease, such consent, approval, permission or the exercise of discretion shall not be unreasonably withheld, delayed, or exercised. Tenant's sole remedy if Landlord unreasonably withholds or delays consent, approval or permission or exercise as the case may be, shall be an action for specific performance, and Landlord shall not be liable for damages. If either party withholds any consent, approval, permission or exercise as the case may be, such party shall on written request deliver to the other party a written statement giving the reasons therefor.

20.03 NAME OF BUILDING. Landlord shall have the right, after 30 days notice to Tenant, to change the name, number or designation of the Building during the Term without liability to Tenant.

20.04 APPLICABLE LAW AND CONSTRUCTION. This Lease shall be governed by and construed under the laws of the jurisdiction in which the Building is located, and its provisions shall be construed as a whole according to their common meaning and not strictly for or against Landlord or Tenant. The words Landlord and Tenant shall include the plural as well as the singular. If this Lease is executed by more than one tenant, Tenants' obligations hereunder shall be joint and several obligations of such executing tenants. Time is of the essence of this Lease and each of its provisions. The captions of the Articles are included for convenience only, and shall have no effect upon the construction or interpretation of this Lease.

20.05 ENTIRE AGREEMENT. Exhibits A, B, C, D, E, F, G and H and the Riders, if any, attached hereto are made a part of this Lease. This Lease contains the entire agreement between the parties hereto with respect to the subject matter of this Lease. Tenant acknowledges and agrees that it has not relied upon any statement, representation, agreement, or warranty except such as are set out in this Lease. If this Lease is made pursuant to an

      Offer to Lease, then the term "Lease" in this Article 20.05 shall be deemed to include such Offer to Lease.

20.06 AMENDMENT OR MODIFICATION. Unless otherwise specifically provided in this Lease, no amendment, modification, or supplement to this Lease shall be valid or binding unless set out in writing and executed by the parties hereto in the same manner as the execution of this Lease.

20.07 CONSTRUED COVENANTS AND SEVERABILITY. All of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate Article hereof. Should any provision of this Lease be or become invalid, void, illegal or not enforceable, it shall be considered separate and severable from the Lease and the remaining provisions shall remain in force and be binding upon the parties hereto as though such provision had not been included.

20.08 NO IMPLIED SURRENDER OR WAIVER. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. Landlord's waiver of a breach of any term or condition of this Lease shall not prevent a subsequent act, which would have originally constituted a breach, from having all the force and effect of any original breach. Landlord's receipt of Rent with knowledge of a breach by Tenant of any term or condition of this Lease shall not be deemed a waiver of such breach. Landlord's failure to enforce against Tenant or any other tenant in the Building any of the Rules and Regulations made under
      Article 14.00 shall not be deemed a waiver of such Rules and Regulations. No act or thing done by Landlord, its agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises. The delivery of keys to any of Landlord's agents or employees shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent due hereunder shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy available to Landlord.

20.09 SUCCESSORS BOUND. Except as otherwise specifically provided, the covenants, terms, and conditions contained in this Lease shall apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

20.10 DELAYS. In any case where either party hereto is required to do any act, other than the making of any payment of Rent or other monetary sum due Landlord hereunder, the time for performance thereof shall be extended for a period equal to any delay caused by or resulting from any act of God, war, civil commotion, fire, casualty, labor difficulties, shortages of labor, materials or equipment, governmental regulations or other causes beyond such party's reasonable control, whether such time be designated by a fixed date, a fixed time, or a "reasonable time".

20.11 SECURITY DEPOSIT. Tenant has herewith deposited with Landlord the sum shown in Article 1.01(s) as a security deposit to assure the Landlord of the full and prompt payment and performance of Tenant's obligations under this Lease. Said amount is not advance Rent and, subject to any diminution thereof pursuant to the terms of this Lease, if Tenant shall have fully performed all of its obligations under this Lease at the expiration or prior termination thereof, Landlord shall return said security deposit or what may remain thereof to Tenant. Landlord need not have recourse to said security deposit, but may require Tenant's performance without regard thereto. If Landlord shall use all or any part of the said security deposit to cure Tenant's default hereunder, Tenant shall restore the part so used promptly upon demand of Landlord. Landlord need not segregate said sum, nor shall Landlord be under any obligation to pay interest thereon.

20.12 LANDLORD'S DEFAULT. In no case shall Landlord be deemed to be in default under this Lease unless Tenant shall have first given Landlord notice in writing specifying the nature of the default complained of and Landlord shall have failed to cure said default within a reasonable period of time after such notice. If Tenant shall have been given notice of any mortgage or overlease, Landlord shall not be deemed in default hereunder until notice shall similarly be given to the overlessor and/or mortgagee and such default shall not have been cured within thirty (30) days thereafter or such reasonable additional period as may thereafter be required. No performance by any such party of Landlord's obligation, nor exercise by any mortgagee of the right to collect Rent or to inspect the Premises, shall subject such party to any liability under this Lease.

20.13 NO BROKER. Tenant warrants and represents that it has dealt with no broker or agent in connection with this Lease other than Leggatt McCall/Grubb & Ellis, Inc. and Peter Elliot & Co., Incorporated and that Tenant shall indemnify and hold Landlord harmless of and from all claims which may be made by any person other than Leggatt McCall/Grubb & Ellis, Inc. and Peter Elliot & Co., Incorporated against Landlord for brokerage or other compensation in the nature of brokerage with respect to this Lease.

20.14 RELOCATION OF PREMISES. Landlord may, upon not less than thirty (30) days advance written notice to Tenant, relocate the Premises to substantially comparable space within the Building, provided only that Landlord pays Tenant's reasonable costs in connection with any such relocation, including, without limitation, costs of moving, disconnecting and reinstalling all of Tenant's equipment, including, but without limitation, computers and telephone systems and provided that Tenant shall not be obligated to give up possession of the Premises or to have its possession of the Premises disturbed until the premises to which it is being relocated have been substantially completed and are ready for Tenant's occupancy.

20.15 OPTION TO EXPAND. Provided that:

          (i) Tenant is not in default hereunder, either at the time of the Exercise of this Option or at the Effective Date of the inclusion of the option space, hereinafter defined, within the Premises;

          (ii)  this Lease has not otherwise been terminated or cancelled; and

          (iii) the Lease has not been assigned except with the permission of Landlord, nor have more than 10,000 rentable square-feet of the Premises been sublet, which subletting will remain in effect as of the date upon which the First Expansion space is to be added to the Premises.

      FIRST EXPANSION OPTION:

      Commencing on the first day of the sixth (6th) Lease Year hereof, Tenant shall have the Option to Expand its premises by leasing the entire fifth
      (5th) floor (consisting of approximately 12,452 rentable square feet measured by Landlord as provided in Exhibit B, Section 3.00), by giving Landlord prior written notice on or before the start of the fifth (5th) Lease Year of the original Lease Term. Landlord at that time shall inform Tenant of the date such space shall be available, which shall be no earlier than the first (1st) month of the sixth (6th) Lease Year hereof, and no later than the last month of the sixth (6th) Lease Year hereof, and Rent shall commence upon the availability of the space. The Annual Rental rate shall be the then market rate for space in the-Building on the date the additional space is added to the Premises, but not less than the per square rentable foot Annual Rent for the fifth (5th) year of the Original Lease Term; plus Tenant's Percentage shall be adjusted by Landlord to reflect the inclusion of such space in the Premises.

      If all or any portion of the fifth (5th) floor shall become available after the first tenancy thereof, prior to the time which Tenant could exercise its first Expansion Option, Landlord shall advise Tenant of its availability and Tenant shall have the right, but not the obligation, to exercise its First Expansion Option at such time, and thereupon all or any such portion of the First Expansion space shall be added to the Premises at the then market rate for the Premises for the remainder of the Term of the Lease all to the same effect as if Tenant had then exercised its First Expansion Option as to all or any such portion of the expansion space, as the case may be.

      Tenant shall also have the right to exercise this First Expansion option if it has not already done so, and if the Term of the Lease shall be extended, by giving written notice to that effect to the Landlord on or before the start of the tenth (10th) year of the original Lease Term and in such event, the additional space shall be added to the Premises on such date if the same shall become available, which shall be no earlier than the first month of the eleventh (11th) Lease Year hereof and no later than the last month of the eleventh (11th) Lease Year hereof.

      SECOND EXPANSION OPTION:

      Provided that Tenant shall have exercised its First Expansion Option as provided above, Tenant shall have a Second Option to Expand its Premises by leasing the entire sixth (6th) floor (consisting of approximately 11,104 rentable square feet measured by Landlord as provided in Exhibit B,
      Section 3.00), by giving Landlord prior written notice on or before the start of the tenth (10th) Lease Year of the original Term. Landlord at that time shall inform Tenant of the date such space shall be available, which shall be no earlier than the first month of the eleventh (11th) Lease Year hereof and no later than the last month of the eleventh (11th) Lease Year, and rent shall commence upon the availability of the space. The Annual Rental rate shall be the then market rate for space in the Building on the date the additional space is added to the Premises, but not less than the per square rentable foot Annual Rent for the eleventh (11th) year of the original Lease Term; and Tenant's Percentage shall be adjusted by Landlord to reflect the inclusion of such space in the Premises.

      At any time after Tenant shall have exercised its First Expansion Option, if all or any portion of the Premises subject to Tenant's Second Expansion Option shall become vacant after their initial tenancy, Landlord shall advise Tenant of their availability and Tenant may exercise its Second Expansion Option at such time and upon the terms hereinabove set forth within fifteen (15) days after receipt of Landlord's notice of its availability.

      Wherever in connection with the exercise by Tenant of an Expansion Option the rent is to be adjusted to the market rate, there shall be taken into account Base Taxes and Base Occupancy Costs.

      Tenant's exercise of any right of expansion with respect to any Lease Year after the tenth (10th) Lease Year shall be conditioned upon Tenant having exercised its rights to extend hereinafter provided for.

      Any Option to Expand hereinabove contained, if not exercised in a timely fashion by Tenant, shall lapse and be void and without effect.

20.16 OPTION TO EXTEND. Provided that:

          (i) Tenant is not in default either at the time of Exercise of this Option or at the Commencement Date of any Extended Term;

          (ii)  this Lease has not otherwise been terminated or cancelled;

          (iii) this Lease has not been assigned, except with the permission of the Landlord, nor have more than fifty percent (50%) of the rentable square feet of the Premises been sublet, which subletting will remain in effect as of the date the extended term shall commence.

      Tenant shall have the Option to Extend the Term of this Lease for two (2) periods of five (5) years each, commencing upon the expiration of the Term hereof (or First Extended Term hereof, as the case may be) and continuing for sixty (60) months thereafter by giving written notice of its Exercise of this Option not later than twelve (12) months prior to the expiration of the Term hereof (or First Extended Term, as the case may be). Each Extended Term shall be upon the terms, provisions and conditions herein set forth, except that there shall be no further right of extension and the rate of Annual Rent shall be at the then market rate as of its commencement, as determined by Landlord, but not less than the Annual Rent, paid for the last year of the Original Term.

      If Tenant shall fail to exercise an Option to Extend at least twelve (12) months prior to the expiration of the then current term, such options shall lapse and be void and without effect.

20.17 PARKING. Tenant shall be entitled to eight (8) parking spaces in the Building garage. In the event Tenant exercises its Expansion Options, Landlord shall provide

      Tenant with additional parking at the rate of one (1) space per 5,463 rentable square feet with respect to the space added by the exercise of the Expansion Option. The fee to be paid by Tenant for such spaces shall be that amount charged by the Building or the parking garage operator from time to time. These spaces shall be on an unassigned basis.

      IN WITNESS OF THIS LEASE, Landlord and Tenant have properly executed it as of the date set out on page one of this Lease.

LANDLORD                                       TENANT

JAYMONT (U.S.A.), INCORPORATED                 THOMAS BLACK CORPORATION

By: /s/Richard E. Eichorn                      By: /s/Richard Simches
    ------------------------------                 ----------------------------
    Title: Vice President                          Title: President

                                ADDENDA TO LEASE
                                     BETWEEN
                     JAYMONT (U.S.A.) INCORPORATED, LANDLORD
                                       AND
                        THOMAS BLACK CORPORATION, TENANT
                                 FOR PREMISES AT
                             20 CUSTOM HOUSE STREET
                              BOSTON, MASSACHUSETTS

                                  June 11, 1987

      The following constitute amendments and modifications of the provisions of the above-captioned Lease to the extent herein expressly set forth. In the event of any conflict between the provisions of this Addenda and the provisions of the Lease, the provisions of this Addenda shall control.

      1. Section 1.01(l): Add "Provided that if due to a change in Fiscal Year Tenant shall be required to pay for prior periods amounts in excess of One Thousand and 00/100 Dollars ($l,000.00), Tenant shall be entitled to make such payments in six (6) equal installments without interest".

      2. Section 1.01(p): Add after "or less" in the second line, "measured as provided in Section 3.00 of Exhibit B hereof".

      3. Section 2.01: In line 4 after the word "Tenant" delete "is" and replace with "and its employees and business invitees are".

      4. Section 3.02: Add the following sentence "Occupancy of the Premises for purposes of fixturing them, doing Tenant's Work, or otherwise preparing them for occupancy shall not be deemed to be the conduct of business".

      5. Section 3.03: In line 29 change "five (5)" to "ten (10)", in line 31 insert before "this Lease" "except as otherwise provided" and add at the end "Landlord shall also provide Tenant, as a convenience, with ninety (90) days advance written notice of the projected Commencement Date; but the failure of the Commencement Date to occur on or before such date shall have no consequence".

      6. Section 3.04: Add the following sentence "Occupancy of the Premises for purposes of fixturing them, doing Tenant's Work, or otherwise preparing them for occupancy shall not be deemed to be the conduct of business".

      7.  Add a new Section 3.05:

          "Section 3.05 FAILURE TO COMMENCE CONSTRUCTION OR DELIVER POSSESSION:

      I.  ANTICIPATED COMMENCEMENT DATE PRIOR TO DECEMBER 31, 1988

          (a) Landlord shall notify Tenant on or before June 15, 1988 of Landlord's anticipated occurrence of the Commencement Date ("Anticipated Date"). If the Anticipated Date is more than twelve (12) months after January 1, 1989, Landlord may terminate this Lease. If the Anticipated Date is subsequent to July 1, 1989, Tenant may terminate this Lease. If (i) the Anticipated Date shall be on or before August 8, 1988 and (ii) the Tenant shall for any reason question the accuracy of such Anticipated Date, the Tenant shall appoint a construction representative within two (2) days after receiving Landlord's notice of the Anticipated Date, and the Landlord shall also appoint a construction representative within two (2) days of receiving notice of appointment of Tenant's construction representative. The two (2) construction representatives shall themselves appoint a third construction representative. The three (3) construction representatives shall inspect the Premises, review plans and specifications and interview such construction foreman, contractors and suppliers as they shall deem necessary to determine by majority vote prior to June 26, 1988 whether Landlord's Anticipated Date is reasonable. If they determine that Landlord's Anticipated Date is not reasonable, they shall set a new Anticipated Date.

          (b) If (i) this Lease shall not be terminated pursuant to clause (a) above, and (ii) the Anticipated Date (as fixed by Landlord or by a majority of the construction representatives) shall be after August 8, 1988, Tenant may exercise its option ("First Option") to extend the term of its existing tenancy ("Existing Tenancy") at 89 Broad Street, Boston, Massachusetts ("Old Space") for six
                (6) months at fair market rent from January 1, 1989 to June 30, 1989 ("First Option Term").

          (c) If (i) Tenant has exercised the First Option; and (ii) the Commencement Date shall occur prior to September 30, 1988, then during the First Option Term Tenant shall pay the monthly rental for the Old Space at the rate payable by Tenant for the month of December 1988 and the Landlord shall pay the difference between the rental rate payable for December 1988, and the fair market rent for the Old Space. If (i) Tenant has exercised the First Option and (ii) the Commencement Date shall occur in October 1988, during the First Option Term Tenant shall be responsible for the rental at the Old Space at seventy-five percent (75%) of the rate payable by Tenant for the month of December, 1988 and the Landlord shall pay the balance of the rental and other charges payable under Tenant's Existing Lease for such First Option Term. If (i) Tenant has exercised the First Option and (ii) the Commencement Date shall occur in November, 1988, during the First Option Term, Tenant shall be responsible for the rental at the Old Space at fifty percent (50%) of the rate payable by Tenant for the month of December, 1988 and the Landlord shall pay the balance of the rental and other charges payable under Tenant's Existing lease for such First Option Term. If (i) Tenant has exercised the First Option and (ii) the Commencement Date shall occur in December, 1988, during the First Option Term Tenant shall be responsible for the rental at the Old Space at twenty-five percent (25%) of the rate payable by Tenant for the month of December, 1988, and the Landlord shall pay the balance of the rental and other charges payable under Tenant's Existing Lease for such First Option Term.

          (d) If (i) Tenant has exercised the First Option; and (ii) the Commencement Date shall occur after January 1, 1989, upon the Tenant taking occupancy of the Premises Landlord shall be responsible for the full rental and other payments due on account of Tenant's Existing Tenancy for the balance of the First Option Term. Until the Commencement Date shall occur (i.e., between January 1, 1989 and the Commencement Date), Tenant shall pay the monthly rental on the Old Space at the rate payable by Tenant for the month of December 1988 and Landlord shall pay the difference between the rate payable for December 1988 and the fair market rent for the Old Space for the balance of the First Option Term.

      II. ANTICIPATED COMMENCEMENT DATE AFTER DECEMBER 31, 1988

          (a) If the Commencement Date will not occur on or before December 31, 1988, Landlord shall notify Tenant on or before December 20, 1988 of Landlord's then Anticipated Date. If Landlord's then Anticipated Date would be later than twelve (12) months after January 1, 1989, Landlord may terminate this Lease. If the then Anticipated Date shall be later than July 1, 1989, Tenant may terminate this Lease.

          (b) If this Lease shall not be terminated pursuant to clause (a) above, Tenant may elect to exercise a further option to extend the term of its Existing Tenancy ("Second Option") for another six (6) months at fair market rent from July 1, 1989 to December 31, 1989 ("Second Option Term").

          (c) If (i) Tenant has exercised the Second Option; and (ii) the Commencement Date shall occur prior to March 31, 1989, during the Second Option Term Tenant shall pay the monthly rental for the Old Space at the rate payable by Tenant for the month of December 1988 and Landlord shall pay the difference between the rate payable for December 1988 and the fair market rent for the Old Space. If (i) Tenant has exercised the Second Option; and
                (ii) the Commencement Date shall occur after March 31, 1989, but prior to June 30, 1989, upon Tenant taking occupancy of the Premises Landlord shall be responsible for the full rental and other payments due on account of Tenant's Existing Tenancy for the balance of the Second Option Term.

          (d) If (i) Tenant has exercised the Second Option; and (ii) the Commencement Date shall occur after July 1, 1989, upon Tenant taking occupancy of the Premises Landlord shall be responsible for the full rental and other payments due on account of Tenant's Existing Tenancy for the balance of the Second Option Term. Until the Commencement Date shall occur (i.e., between July 1, 1989 and the Commencement Date), Tenant shall pay the monthly rental on the Old Space at the rate payable by Tenant for the month of December 1988 and Landlord shall pay the difference between the rate available for December 1988 and the fair market rent for the Old Space for the balance of the Second Option Term.

     III. MISCELLANEOUS

          (a) If, after Landlord shall have given Tenant notice of the Anticipated Date an event described in Section 20.10 shall occur, Landlord shall give Tenant prompt notice of such event and its then Anticipated Date. Tenant shall thereupon have the right to terminate this Lease unless Landlord shall have been able to make arrangements within fifteen (15) days after such occurrence for Tenant's continued occupancy of the Old Space for such period of time as may be necessary to complete the Building. In such event, Tenant shall pay its then current rent obligation for the Old Space and Landlord shall pay any excess rent payable therefor until the Commencement Date. To the extent that payments are required for Tenants Existing Tenancy after the Commencement Date shall occur, Landlord shall pay the full amount of such payment.

          (b) All payments to be made by Landlord or Tenant on account of Tenant's obligations for the Old Space shall be paid promptly when due. If Landlord shall not make the payments to Tenant's Old Space landlord when due, Landlord shall reimburse Tenant for such payments made by Tenant with interest thereon at the rate provided in Section 19.01 hereof and shall indemnify Tenant against all costs and charges (including reasonable legal fees) lawfully and reasonably incurred in enforcing payment thereof. Each of Landlord and Tenant agree that they will cooperate in negotiating with Tenant's present Landlord to reduce their collective liabilities for any period subsequent to the Commencement Date.

          (c) If Tenant's Lease at the Old Space shall expire on January 15, 1989, as opposed to December 31, 1988 as stated elsewhere herein, the First Option shall expire on July 15, 1989 and the Second Option shall expire on January 15, 1990 and the provisions of this Section 3.05 shall be adjusted accordingly.

          (d) The provisions of this Section 3.05 are a complete statement of the rights, liabilities and obligations of the parties with respect to the failure of the Commencement Date to occur as provided in this Lease.

      8. Section 4.03: Delete the second sentence. Delete everything after "deduction or set off" in the sixth line from the end of the paragraph.

      9. Section 4.06(c): Delete at the end of the Section "shall bear all such costs" and replace with "and Landlord shall each bear fifty percent (50%) of said costs".

      10. Section 4.06(d): In line 4 change "six (6)" to "eighteen (18)".

      11. Section 4.06(e) shall not be applicable during the first two (2) years of the Term. Add at the end "The Occupancy Costs to be extrapolated are those Occupancy Costs which vary as occupancy levels in the Building vary. All extrapolation will be done in a fair and commercially reasonable manner and shall be subject to the provisions of Section 4.06(c) above".

      12. Section 5.02: Add at the end "This Clause shall not, however, apply to any improvements arising out of the work done pursuant to Exhibit E, or the construction of the Building. Landlord agrees that the Building shall be constructed in compliance with all applicable laws and codes".

      13. Section 6.01: In line 4 before "Buildings" insert "new first class office"

      14. Section 6.02 A. (ii): Add at the end "such elevator service shall be consistent with that provided in first class buildings of a like nature in the City of Boston.

      15. Section 6.02 A. (iv): Add "Tenant shall also have the right to have a reasonable number of affiliates actually operating in the Premises so listed".

      16. Section 6.02 B. (i): Delete everything after the words "business hours" in the third line, and replace with "which on weekdays shall be 7:00 A.M. to 7:00 P.M. and on Saturday from 8:00 A.M. to 1:00 P.M., all subject to the provisions of this Lease".

      17. Section 6.02 B. (iii): Add "The computer room described on the Space Plans and Engineering Plans are approved".

      18. Section 6.02 C. (i): Add after "establish" in the last line "which rates shall be applicable to all tenants in the Building;"

      19. Section 6.02 C (ii): Add at the end "The equipment reflected on Tenant's Space Plans and Tenant's Engineering Plans is approved and Tenant shall not be required to pay for any supplementary air conditioning by reason thereof so long as such approved equipment is used in a reasonably typical manner.

      20. Section 6.04: Add at the end "provided that no such action by Landlord shall reduce the number of rentable square feet in the Premises".

      21. Section 7.01(b): Add "provided that repairs and replacements necessary to comply with laws shall be Tenant's obligation, only if they are attributable to Tenant's particular use".

      22. Section 7.02: Add "Provided, however, that if such failure to perform
          (i) does not adversely impact upon any building system, the structure of the Building; or (ii) adversely affect any other Tenant in the Building; and is not discernable or visible from outside the Premises, the ten (10) day period above shall be twenty (20) days, and furthermore, if such failure to perform would be subject to the twenty
          (20) day period, so long as Tenant shall commence the cure of such default and proceed diligently to completion, there shall be no default".

      23. Section 7.03(b): Add "Provided that with respect to non-structural alterations which (i) do not adversely impact upon any building system, the structure of the Building; or (ii) adversely affect any other Tenant in the Building; and are not discernable or visible from outside the Premises, and which cost less than Ten Thousand and 00/100 Dollars ($l0,000.00), Landlord's consent need not be obtained but plans and specifications must be submitted at least twenty-five (25) days prior to the commencement of the work. Landlord's failure to disapprove Tenant's plans within twenty (20) days after they have been submitted shall be deemed to be approval of such plans by Landlord".

      24. Section 7.04, line 6: Delete "If Tenant is not then in default hereunder, trade" and insert "Trade".

      25. Section 7.05: Line 16 after the word "removed" insert "by bonding or otherwise", and change "five (5) days" to "ten (10) days after notice from Landlord of such lien".

      26. Section 8.01: Add "Tenant shall not be obligated to pay any charge in the nature of a linkage charge imposed upon Landlord by the City of Boston or any of its instrumentalities".

      27. Section 9.01(a) and (b): it is agreed that Tenant may have a $25,000.00 deductible feature.

      28. Section 9.02(d): After the word "generally" in line 3, insert "and customarily" and at the end of the Clause insert "so long was substantially all of the other tenants in the Building similarly situated are required to obtain such additional coverages".

      29. Section 11.03, line 3: After the word "Premises" insert "for a term in excess of one (1) year".

      30. Section 11.04: Change "twenty-five percent (25%)" in line 8 to "forty-nine percent (49%)" and add at the end of that sentence "transfers of stock by reason of the death of a stockholder shall not be proscribed by this provision".

          Add at the end of the next to last sentence "provided that such Building is owned or managed by Landlord or an affiliate on the Commencement Date".

          At the end of this Section add "If the stock of the Tenant shall be listed on any recognized stock exchange or traded over the counter so-called, the limitation of forty-nine percent (49%) above referred to shall not be applicable so long as the net worth requirement which would have applied in Section 11.01(a) would have been satisfied".

      31. Section 12.02: Delete "therewith" at the end, and replace with "the disposal of Tenant's trade fixtures and personal property".

      32. Section l4.02: Add at the end "These rules shall be applicable to all tenants in the Building. Landlord agrees not to enforce the rules and regulations in a discriminatory manner".

      33. Section 16.01: In Line 6 change "ninety (90) to "one hundred-twenty
          (120) days of actual construction time", and in the Line 9 insert after "insurance coverage" "together with the amount of any deductible which Landlord shall supply".

      34. Section 16.02: Add "Landlord agrees to give Tenant notice within six
          (6) months after such casualty as to whether or not Landlord intends to restore the Premises".

      35. Section 16.03: Add at the end "Landlord shall give Tenant at least twenty (20) days notice of the estimated completion date of Landlord's restoration. Landlord agrees to expend such amount as is equal to the deductible feature, if any, carried on Landlord's insurance.

      36. Section 16.04: In Line 4 the word "partially" is deleted and replaced with "substantially". In line 6 change "demolished or" to "demolished and".

      37. Section 17.02: Add at the end "Landlord shall obtain a Recognition Agreement from its construction lender in favor of Tenant to be effective as of the Commencement Date. As a condition precedent to the subordination of this Lease to any mortgagee subsequent to the construction lender, such mortgagee shall agree in writing with Tenant in accordance with customary Subordination and Recognition Agreements, that Tenant's rights under this Lease shall not be disturbed except in accordance with the terms of this Lease.

      38. Section 17.03, line 7: Insert before "Tenant" "subject to the provisions of Section 17.04".

      39. Section 17.04(c): After the word "Lease" in line 3 add "except for rental concessions contained in this Lease and construction allowances set forth in this Lease".

      40. 40. Section 18.01: Add at the end "Notices under this Lease may also be given by recognized expedited mail carriers utilizing receipts".

      41. Section 19.01: In line, 7 insert before "due date" "the fifth day after".

      42. Section 19.03(a), line 3: Insert before "after demand" "seven (7) days".

      43. Section 19.03(b): In the 4th line after the word "Tenant" insert "Except that with respect to any such item arising by virtue of Tenant's failure to respond to a judgment against it by reason of a claim made in its capacity as the issuer of an insurance policy for an amount of more than $1,000,000.00, Tenant shall have thirty (30) days within which to discharge the same".

      44. Section 19.03(c), line 7: Insert after "Tenant" "and such proceedings are not discharged within forty-five (45) days".

      45. Section 19.03(e): In lines 5, 8 and 9 the figures "ten (10)" are changed to "twenty (20)".

      46. Section 20.03: Add at the end "provided that the name of the Building shall not include reference to insurance or any particular insurance company".

      47. Section 20.11: Add at the end "Notwithstanding the foregoing, if Tenant is not in default hereunder, such deposit may be applied to the last month's rent and shall bear interest between the date of receipt by Landlord and the Commencement Date at money market rates. The interest through the Commencement Date shall be paid to the Tenant promptly after the Commencement Date. Tenant shall have the right, at Tenant's election, either upon the execution of this Lease or at any time thereafter, to furnish in lieu of cash, an unconditional irrevocable site draft Letter of Credit issued by a Boston Bank having a term of not less than twelve (12) months. The only condition to the drawing upon said Letter of Credit shall be the presentation to the issuer by a person purporting to be an officer of Landlord certifying that (i) an event of default has occurred under the Lease; (ii) notice of such default has been given to Tenant to the extent required under the Lease; and (iii) any applicable period of grace shall have expired and such default shall not have been cured. Said Letter of Credit shall furthermore provide that if the same shall not be renewed or a substitute Letter of Credit furnished at least ten (10) business days prior to the expiration of the Letter of Credit then expired, Landlord shall have the right to draw upon said Letter of Credit and to hold the proceeds of such draft as security deposit under this Lease. Upon the expiration of this Lease or the prior termination of this Lease the Letter of Credit, if then held by the Landlord, shall be returned to Tenant in the same fashion that a cash security deposit would be returned".

      48. Section 20.14: This clause 20.14 is deleted from the Lease.

      49. Section 20.16: Add "The Annual Rent determined as aforesaid shall take into account then existing Base Taxes and then existing Base Operating Expenses".

      50. Exhibit B, Section 2.01(a): Add at the end "The foregoing provisions of this Section 2.01(a) shall not apply to Federal Income Taxes or State Income Taxes unless the same are expressly levied upon the Building.

      51. Exhibit B, Section 2.03: Add "the Management Fee charged by Landlord shall not be greater than those customarily charged for the management of similar buildings".

      52. Exhibit B, Section 2.04(d): Add "and legal fees for services rendered in connection with leasing, or in connection with enforcing tenants obligations under a lease or otherwise not directly related to the operation of the Building".

      53. Exhibit D, II, Clause B: Change "one hundred-fifty (150)" in line 2 to "one hundred (100)".

          In line 5 change "2.4 watts" to "4.0 watts".

TENANT                                      LANDLORD

THOMAS BLACK CORPORATION                    JAYMONT (U.S.A), INCORPORATED


By: /s/ Richard Simches                     By: /s/Richard E. Eichorn
    -------------------                         ---------------------
                                                Vice President

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                                                                       EXHIBIT A

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                                    EXHIBIT A

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                                    EXHIBIT A

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                                 Addenda - 12 -

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                                                        20/21 Customhouse Street
                                                          Exhibit E page 1 of 11

                                    EXHIBIT E

                         BUILDING STANDARD IMPROVEMENTS
                                       FOR
                             #20 CUSTOMHOUSE STREET
                             #21 CUSTOMHOUSE STREET
                              BOSTON, MASSACHUSETTS

--------------------------------------------------------------------------------

      Landlord shall furnish and install within the Premises, substantially in accordance with plans and specifications approved by Tenant and Landlord, the Building Standard Improvements provided for in Paragraph 2.0 at the Landlord's expense and any additional work (Tenant Extra Improvements) normally performed by the construction trades, as required by plans and specifications at Tenant's expense. The quantities, character and manner of installation of all the foregoing work shall be subject to the limitations imposed by any applicable regulations, laws, ordinances, codes and rules. Tenant shall pay fifty percent (50%) of the estimated cost of Tenant Extra Improvements at the time of approval of the Plans and the balance at substantial completion of construction

1.0   GENERAL

      1.1 Architectural space planning and design services shall be provided by the Landlord's Architect or "Tenant's Architect" when and as approved by the Landlord. The tenant shall be responsible to provide at tenant's sole expense preliminary and final space plans, specifications, and details at such times and with sufficient information for pricing, engineering design and construction as further defined in section F "The Process".

      1.2 Engineering design and construction documents for structural, mechanical, HVAC, electrical, or other building systems to satisfy tenant's needs shall be prepared by Landlord's engineers at tenant's sole expense. Tenant Covenants and agrees to furnish to Landlord's Engineer's all information necessary for the preparation of said plans and specifications.

      1.3 Construction of premises on behalf of tenant shall be by Landlord's General Interiors Contractor (hereinafter referred to as "Contractor").

      1.4 All plans and specifications shall require Landlord's written approval which shall not be unreasonably withheld.

      1.5 Tenant's plans and specifications shall comply with applicable building codes for the City of Boston, the Commonwealth of Massachusetts, and with insurance regulations for a fire resistant Class A building. All plans and specifications shall be in a form satisfactory to obtain approval from government authorities responsible for issuing permits and licenses required for construction. Landlord will cause said plans to be filed with the appropriate governmental agencies and tenant shall reimburse Landlord for fees charged by said governmental agencies.

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                                                        20/21 Customhouse Street
                                                          Exhibit E Page 2 of 11

      1.6 Whether and the extent to which any of Tenant's plans and specifications include Building Nonstandard Work or otherwise exceed Building Standard shall be determined by Landlord. The cost to Tenant for Building Nonstandard Work and for substitutions for Building Standard items shall include Contractor's direct charges plus ten percent (10%) general conditions, five percent (5%) overhead and five percent (5%) profit.

      1.7 Substitutions and Credits.

          (a) Except for light fixtures, doors and door frames, hardware, and ceilings, Tenant may select different materials (hereinafter "substituted materials") in place of Building Standard materials which would otherwise be initially furnished and installed by Landlord in the interior of the Premises under the provisions of this Work Letter, provided such selection is indicated on Tenant's plans and specifications as approved by Landlord. If Tenant shall make any such selection Tenant shall pay to Landlord, as hereinafter provided, Landlord's additional costs resulting from such substitution.

          (b) No credit shall be given for the omission of materials where no replacement in kind is made. There shall be credits only for substitutions in kind, e.g., a credit for carpet may be applied only against the cost of another type of carpet.

      1.8 Tenant shall bear the cost of any changes in the work requested by Tenant after final approval of plans and specifications under Paragraphs Al and A2 herein.

      1.9 In order to expedite the space planning process a Tenant Design Manual will be provided to the Architect defining building standard materials some of which have been prestocked in the building.

2.0   BUILDING STANDARD IMPROVEMENTS

      Landlord, through his Contractor agrees, at his sole cost and expense, to supply and install and otherwise undertake to do the following Building Standard Improvements in the Premises on behalf of Tenant in the quantities listed:

      2.1 Partitions:

      One linear foot of straight interior partitioning for each 14 square feet of rentable area. Partitions shall consist of one layer of 5/8" gypsum board 8'-6" high each side of 2 1/2" metal drywall studs at 16" o.c. taped, spackled, and sanded to receive paint. Partitions ending at an exterior wall shall meet a column or mullion without bisecting or in any other way interfering with a glazed vision light.

      2.2 Doors, frames and hardware.

      Interior, cherry veneer flush solid core door at a ratio of one single swing 3'-0" wide x full height door for each 300 square feet of rentable area to be stained and sealed in the field to match approved building standard. The doors shall be mounted in an extruded aluminum frame primed for paint finish with a continuous gasket silencer and doors shall be furnished with

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                                                        20/21 Customhouse Street
                                                          Exhibit E Page 3 of 11

building standard hardware consisting of mortise style latch set with lever handle, l-1/2 pair of hinges, and door stop; polished brass finish.

      2.3 Ceiling.

      Landlord shall furnish and install Building Standard 1' x 1' fine fissured mineral fiber acoustic tile ceilings in a concealed spline suspension system. Ceiling height throughout the Premises shall be approximately 8'4", without breaks, except in such areas as such height may be impracticable due to specific field conditions.

      2.4 Flooring and base.

      Landlord shall furnish and install Building Standard carpeting (glue down) in all areas of the Premises (other than restrooms, mechanical rooms, stairwells and other service rooms) and 4" straight vinyl base on all columns and all partitions furnished and installed by Landlord pursuant to this Building Standard.

      Tenant shall select the color of all such carpeting from Landlord's color chart. In the event Tenant elects in accordance with the Work Letter to install non-Building Standard flooring, such flooring and underlayment shall be subject to Landlord's and Landlord's Architects' approval, which approval shall be in Landlord's and Landlord's Architects' sole and absolute discretion for which tenant will be allowed $12.00 per square yard installed price credit based on usable area.

      2.5 Painting.

      All partitions and all exterior perimeter walls, column enclosures, and core walls within the Premises shall be painted with one (1) primer coat and one
(1) finish coat of satin finish latex paint. Doors shall be field stained and polyurethane finished veneer. No color breaks, dados or special "designer" colors shall be provided by Landlord. All colors shall be selected from Landlord's color chart, with no more than one color in any office. Landlord painting shall be restricted to surfaces, Building Standard items or materials provided pursuant to this Work Letter.

      2.6 Tenant Signage.

      One Building Standard tenant identification sign at Tenant's entry door and inclusion in building lobby directory at a maximum of one name per 400 square feet of rentable area.

      2.7 Drinking Fountain.

      Landlord has installed in the core area of each floor of the Building a drinking fountain in a location designated by Landlord and shown on plans.

      2.8 Electrical Construction.

      Tenant electrical energy consumption is separately metered directly by Boston Edison. Base building power is available on each floor from a distribution bus duct riser at 480/277 volt

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                                                        20/21 Customhouse Street
                                                          Exhibit E Page 4 of 11

service with individual step-down transformers for 120/208 volt, 3 phase power on the basis of 1.4 watts per square foot for lighting at 277 volt and 2 watts per square foot tenant power at 120 volt. Metering shall be in the core electrical/telephone closet with circuit breaker panels and step down transformers. Additional capacity is available in the bus duct for special tenant requirements at tenant cost.

      Landlord shall furnish and install the following:

          a. Lighting: Landlord shall furnish and install 2'0"x2'0" Building Standard parabolic fluorescent light fixtures, with sockets for 2 standard 40 watt fluorescent lamps (Building Standard-277 volts), in the quantity of one (1) for every 60 square feet rentable area to be installed in the ceiling so as not to conflict with existing Building Structure, Mechanical, or electrical systems. Initial lamping in building standard white lamp color included.

          b. Power: Furnish and install one duplex 120 volt power outlet for each 150 square feet rentable area. Outlets shall be provided eight per circuit in tenant partitions.

          c. Telephone: Furnish and install one telephone outlet for each 200 square feet of rentable area with pullcord into ceiling. Telephone outlet does not include conduit or wiring. (Teflon wiring by tenant).

          d. Switching: Furnish and install one ceiling mounted motion detector switch in each private office or a single pole rocker type switch for each 400 square feet rentable area.

          e. Exit Signs: Exit lights are to be Building Standard ceiling hung at a ratio of one for every lease space or one for every 3,000 square feet rentable area.

          f. Emergency Lighting: A Building Standard 2'0" x 2'0" fluorescent light fixture installed and connected to the building emergency service and to be illuminated 24 hours a day without a switch leg at a ratio of one light for every 3000 rentable square feet. The Fixture above is part of the fixtures allotted in paragraph 2.8.a. lighting.

          g. Tenant will pay the premium cost associated with locating electrical and telephone outlets within knee walls, column casings and other partitions which are part of the Base Building.

      2.9 Sprinkler.

      Landlord shall furnish and install flush concealed sprinkler heads at a ratio of one for every 225 square feet premises area which will meet the requirements of Massachusetts State Building Code, based upon an open floor layout. Any additional sprinkler heads or relocation of existing heads required, as a result of tenant layout shall be a tenant cost. Landlord shall furnish and install all sprinkler heads in the core area of the Building. All sprinkler heads shall be installed with white finish "unspoiler" painted covers.

      Notwithstanding the foregoing, in no event shall Landlord be obligated to furnish and install any heads for special density applications or for hazardous material storage areas (e.g.

                                                        20/21 Customhouse Street
                                                          Exhibit E Page 5 of 11

rack deluge, or deluge type heads at interconnecting stairways) or relocate any pre-installed piping to accommodate the tenants design.

      2.10 HVAC (Heating, Ventilating, Air Conditioning)

          (a)   General:

      The HVAC system consists of an all air overhead ducted supply distribution network that provides constant volume circulating air tempered to satisfy individual zone thermostat demand.

      The complete year-round HVAC system is engineered to handle normal office usage, with one package type water cooled air handling unit per floor connected to the roof top building cooling tower. Supply air to the space is ducted above the ceiling through fan powered variable-air-volume (VAV) units entering the space through ceiling diffusers at the perimeter and at building standard air handling flight fixtures at the interior. HVAC zones per typical floor shown on Landlord's drawings at approximately one zone per 1,000 S.F./rentable. Return air to the air handling unit on each floor is through the ceiling plenum. Any alterations or additions to said system required to accommodate Tenant Improvements shall be at Tenant's sole expense.

          (b)   Ventilation and Exhaust:

          1.    Fresh air shall be supplied to each floor air handling rooms.

          2.    Toilet exhaust shall be ducted to the roof.

          3. Electric room exhaust is by gravity into the ceiling return air plenum.

          4.    Miscellaneous exhaust is not provided in the building.

          5. Conference room exhaust shall discharge into the ceiling return air plenum.

          (c)   Operation:

          1.    HEATING SEASON OPERATION

          During occupied periods, VAV boxes shall deliver air to perimeter zones and the air temperature shall be raised first by recirculating ceiling plenum air and secondly by energizing the electric booster coils in stages.

          During unoccupied and warm-up periods. The perimeter fan boxes and their electric coils shall heat the building.

          During off-hour occupancy, the air distribution system shall revert to occupied cycle on the floor-by-floor basis, as required, to maintain space temperatures.

          [ATTN: TEXT MISSING FROM SCAN -- 'PAGE 7 OF 14"]

                                                        20/21 Customhouse Street
                                                          Exhibit E Page 6 of 11

          2.    SMOKE CONTROL

          Smoke control shall be provided by the central smoke exhaust duct connected to a fan at the roof.

          Smoke shall be evacuated from each floor where detected.

          Outside, return air and smoke exhaust damper shall isolate particular floors for smoke evacuation.

          3.    STAIR PRESSURIZATION

          Stairway pressurization system shall include a supply fan and relief air damper for each stairway.

          4.    ENERGY MANAGEMENT SYSTEM

          Office tower, mercantile area and public lobbies shall be serviced by an energy management system with time clock control of the individual floor air handling units.

          (d)   Supplementary Cooling

          Supplementary cooling for unique tenant requirements can be provided from the condenser water system. Taps are provided to each leasable floor. Btu meters shall be required to monitor tenant usage.

      2.11 Sun Control

      Horizontal venetian blinds with 1" wide painted (building standard color) aluminum slats shall be provided at all exterior office window surfaces mounted at the window head.

      2.12 Telephone

      The building contains a centralized communications system complete with its own private PABX with voice, data, and video transmission capabilities. This offers the tenant single point of contact through on site personnel for installation, repairs, long distance and local service. Available features include the following:

      -   Least cost call routing
      -   Monthly detail billing data
      -   Client billing capability
      -   Message center
      -   Equipment lease options
      -   Equipment upgrade capability
      -   Immediate availability

                                                        20/21 Customhouse Street
                                                          Exhibit E Page 7 of 11

          A complete presentation on the building communications system is available through the building vendor.

3.0   TENANT ABOVE STANDARD IMPROVEMENTS

      Landlord further agrees to perform, through its Contractor, upon submission by Tenant of necessary plans and specifications prepared by Architect, any additional or nonstandard work over and above that specified herein. Such work shall be performed by Landlord at Tenant's sole expense as defined herein.

      Such items include but not limited to the following:

      1.  Above standard quantities
      2.  Cabinetwork
      3.  Wallcoverings
      4.  Decorative trim
      5.  Vision panels
      6.  Nonstandard lighting
      7.  Special electrical circuitry
      8.  Floor outlets
      9.  Floor finishes other than carpet
      10. Curved or angular partitions
      11. Sound attenuation in partitions
      12. Plumbing
      13. Special HVAC

4.0   BUILDING STANDARD IMPROVEMENTS FOR MULTI-TENANT FLOORS

      For multiple tenant occupancy floors the Building Standard Improvements will be modified to include the following:

      4.1 Common Areas.

          (a) Landlord will provide elevator lobby and common corridor areas in accordance with the building standard design and finishes for this work.

      4.2 Partitions.

          (a) Landlord will provide and install demising partitions between tenant spaces as well as between Tenant premise and corridor space. Construction shall be 2 l/2" metal drywall studs l6" o.c. continuous to the underside of slab above with 2 layers of 5/8" gypsum board each side and sound attenuation blankets to 1'-0" above the ceiling.

      4.3 Doors, frames, and hardware.

          (a) One Tenant entrance door per premise shall be cherry full height flush solid core door 3'-0" wide mounted in a cherry frame with glazed full height sidelight up to 3'-0" wide. Entrance door shall be furnished with building standard hardware consisting of mortise

                                                        20/21 Customhouse Street
                                                          Exhibit E Page 8 of 11

style lock set with lever handle, 1 l/2 pair hinges, door closer, and door stop; polished brass finish. Keying shall be tenant specific plus building masterkeyed.

          (b) For premise area in excess of 3000 square feet, one second means of egress door same as interior door per paragraph 2.2 above but provided with lock set and closer.

      4.4 Floor Signage.

      One building standard typical floor lobby area directional sign listing all tenants located on the floor limited to one line per tenant.

      4.5 Electrical Panels.

      Electrical circuit breaker panels and step down transformers on multi-tenant floors will be located within the individual tenant space with separate metering in the core electrical closet.

5.0   OTHER TENANT IMPROVEMENTS

      The Tenant shall furnish and install improvements noted below at Tenant's sole expense consistent with the procedures enumerated in Article 7.00 of the lease:

      5.1 Tenant telephone and communications equipment including all wiring necessary from the core area telephone closet. Tenant is advised that the area above the ceiling is utilized a return air plenum which by code necessitates conduit or Teflon coated wiring.

      If Tenant requires a separate telephone system independent of the building system the tenant's separate PBX shall be located in the tenant area with cabling run to the local telephone company service entry point in the garage levels.

      5.2 Tenant data processing systems and equipment or other special installations normally performed by specialty subcontractors or vendors.

      5.3 Furnishings, furniture systems, and equipment normally performed by specialty subcontractors or vendors.

      5.4 It is the tenants responsibility to coordinate work of this nature with the general construction of the building standard tenant improvements furnished and installed by the Landlord.

6.0   THE PROCESS

      6.1 It is the intent of the Landlord to establish a standard of procedure and construction to assure satisfactory execution of tenant improvements, consistent to quality of materials and constructions and convenient service and maintenance. Tenants are encouraged to develop plans that fit their specific needs. Where necessary, additional or modified materials may be approved based on their compatibility of the Building Standards.

      6.2 After the Lease is signed:

                                                        20/21 Customhouse Street
                                                          Exhibit E Page 9 of 11

          (a) After the lease is signed, completion of architectural construction documents in accordance with the lease is Tenant's responsibility. These shall be complete documents showing all necessary dimensions, locations, special construction, details, and finish selections.

          (b)   In order to expedite the mechanical design process, ten days
(10) before drawing submission date outlined in the lease, Tenant's designer must provide the mechanical engineer with one set of final drawings showing all information needed to design mechanical and electrical systems including, but not limited to the following:

      HVAC:

          1. Areas requiring special temperature and/or humidity requirements.

          2. Heat emission of equipment (including catalogue cuts), such as CRT's, copy machines, etc.

          3. Special exhaust requirements - conference rooms, pantry, toilets, etc.

          4.    Overtime requirements.

      ELECTRICAL:

          1.    Special lighting requirements.

          2.    Power requirements and special outlet requirements of equipment.

          3.    Security requirements.

          4. Supplied telephone equipment, and the necessary space allocation for same.

      PLUMBING:

          1.    Remote toilets.

          2.    Pantry equipment requirements.

          3. Remote water and/or drain requirements such as for sinks, ice makers, etc.

          4. Special drainage requirements such as those requiring holding or dilution tanks.

      COMPUTERS:

      Computers spaces are always handled as special areas. The Mechanical Engineers will need equipment cuts, power requirements, heat emissions, raised floor requirements, fire protection requirements, security requirements, emergency power and U.P.S. requirements, etc.

                                                        20/21 Customhouse Street
                                                         Exhibit E Page 10 of 11

          (c)   Structural:

      Some furniture or equipment configurations may require supplemental structural reinforcing. If it is determined that supplemental structural reinforcing or alterations to the base building structure are required, the Tenant and Tenant's Designer will be referred to the Owner's Structural Engineer, the cost of whose services will be born by the Tenant. Construction of the building consists of cast-in-place reinforced concrete except at the roof construction in structural steel framing with lightweight concrete on metal deck.

      For the information of the design architect the building is designed as follows:

      Structural Design Loads

      Design Load
      (A)   Weight of Building Components....................
      (b)   Typical Office Floor Partitions Allowance........        20 PSF

      Live Loads
      (A)   Parking Garage...................................        50 PSF
      (B)   Typical Office Floor.............................        50 PSF
      (C)   Ground Floor.....................................       100 PSF
      (D)   Typical Office Floor Interior Drop Panels
            at Columns.......................................       200 PSF
      (E)   Mechanical Equipment Room........................       150 PSF
                                                               or equip wt.
      (G)   Roof Snow Load...................................        30 PSF
                                                                 plus drift

      No coring of slabs may be done without approval of the owner in writing.

          (d) By the submission date as outlined in the lease, the Tenant is to provide the Landlord's contractor with one set of complete construction documents for pricing. Approximately ten (10) days thereafter, a final cost statement shall be submitted to the Tenant for review, including both the Mechanical Engineer's and the Landlord's Contractor's prices.

          (e) Assuming the estimate submitted is satisfactory to the Tenant, we will request written authorization from the Tenant to proceed based upon said final cost statement. An advance payment of 50% of the final cost statement must be received prior to commencement of construction. Should the final cost statement not be acceptable to the Tenant, Tenant shall, within one (1) week after receiving Landlord's final cost statement, revise and resubmit the final construction documents for re-pricing. The Landlord's contractor shall immediately re-price the revised drawings and resubmit one (1) week thereafter. Should agreement not be reached on the re-submitted price, the provisions of
Article 19 of the lease shall come into effect.

The 20/21 Customhouse Street Tenant Coordinator shall be available to consult with the Tenant to assist in reviewing the estimate. Upon initial submittal of the final cost statement, a detailed

                                                        20/21 Customhouse Street
                                                         Exhibit E Page 11 of 11

project schedule along with a list of long-lead time items shall be submitted. Approval to release certain long-lead time items will be requested at this time in order to assure occupancy on the agreed upon date. If, because of Tenant selection of certain non-standard long-lead time items, the occupancy date cannot be met, temporary construction might have to be made to assure occupancy on the agreed upon date at the cost of the Tenant.

      6.3 The Final Cost Statement:

          (a) When the final cost statement is submitted for Tenant's approval, it shall consist of two (2) parts. First, there will be a listing of the Building Standard items contained in the workletter, along with a calculation of the actual versus allowable quantities, and the cost for any overages. Secondly, there will be a separate listing of all non-Building Standard items with costs associated with same.

          (b) In order to expedite the estimating process, we request that no changes be made on the construction documents prior to receipt of the final cost statement. In addition, any changes made during the course of construction shall be estimated changes made during the course of construction shall be estimated on the basis of time and materials. However, no changes shall be accepted during the last four (4) weeks of construction. Any changes desired after that point shall be authorized in writing by the Tenant's authorized representative, prior to proceeding with this change. All communications between the Tenant and the Landlord shall be in written form to the Tenant Coordinator for this project. There shall be no direct orders given to any contractor's personnel by the Tenant or his authorized representative.

      6.4 Tenant Drawings.

          (a) Building drawings shall be furnished by the Landlord to the Tenant's Architect at the Tenant's expense. In the case of a multi-tenant floor, the demised area will have been clearly delineated by the Landlord prior to issuance to the Tenant Architect. Field measurements must be taken however, by the Tenant's Architect in order to ensure exact measurements on the background drawings.

          (b) In order to expedite the space planning process, we have created a design manual to provide all necessary information to the Tenant's Architect in order to properly design the Tenant's space. Additional information as to types and quantities of drawings required are enumerated therein.

                                END OF EXHIBIT E

                                              Schedule to Exhibit E, page 1 of 1

                   SCHEDULE TO BUILDING STANDARD IMPROVEMENTS

The following are the dates for Tenant Improvements.

TASK                                                         TIME   DATE
----                                                         ----   ----
                           (days)
1.   Preliminary layout to set space requirements            5
                                                                    ------------
2.   Preliminary cost estimate budget                        5
     (unit costs)                                                   ------------
3.   Lease signing                                           5
         budget approval (order long-lead items)                    ------------
4.   Design Development plan                                 5
         (submission for engineering)                               ------------
5.   Final Architectural/                                    10       02/08/88
                                                                      --------
         **Engineering plans
6.   Final pricing or lump sum bid                           10       02/22/88
                                                                      --------

7.   Approval                                                5        03/07/88
                                                                      --------

8.   Start construction                                      2        03/08/88
                                                                      --------

9.   End Construction (Punch List)                           6        07/29/88
                                                                      --------

10.  Move-In                                                          08/05/88
                                                                      --------

* Number of business days required for each task may vary depending upon the size of the tenant Premises area, complexity of design, or tenant review requirement.

** Engineering plans to be submitted by September 15, 1987 (refer to item 6 on Amendment to Exhibit E).

                            THOMAS BLACK CORPORATION
                             AMENDMENT TO EXHIBIT E

1. The last sentence in the opening paragraph of Exhibit E is to be deleted and replaced with the following: "Tenant shall pay fifty percent (50%) of the estimated cost of Tenant extra improvements upon the commencement of Tenant construction and the balance at substantial completion of Tenant construction."

2. Exhibit E, Section 1.1: At the end add: "Landlord shall contribute an amount equal to $1.50 per rentable square foot in the Premises to the cost of preparing Tenant's Architectural plans and Tenant engineering plans. Tenant will submit these bills and Landlord will pay these bills on a monthly basis.

3. Exhibit E, Section 1.6: In the last sentence delete the word "Contractors" and replace with "Sub-contractors".

4. Exhibit E, Section 1.7(b): Add: "A credit for dry wall partitioning may be applied only against the cost of another drywall partition. All credits given shall include markups by contractors."

5. Exhibit E, Section 2.0: Add at the end: "Landlord to provide unlimited reasonable quantities of building standards provided that the ratio of private office space (defined as conference rooms and individually occupied offices) does not exceed twenty-five percent (25%) of total rentable area.

6. Exhibit E, Section 2.1: Add: partitions to penetrate the ceiling by approximately two inches (2").

7. Exhibit E, Section 2.4: Add at the end: "Four inch straight base shall be supplied in carpeted areas, and four inch cove base shall be supplied in non-carpeted areas."

      At the end of the section, delete everything after "Landlord's Architect's approval" in the fourth to last line, and replace with "which approval shall not be unreasonably withheld and Tenant shall be allowed a credit of $1.33 per rentable square foot in the premises for all Tenant Extra floor finishes."

8.    Exhibit E, Section 2.5: Add after "core walls", "all door frames."

9. Exhibit E, Sections 2.8(b) and 2.8(c): Add at the end: "Outlets shall either be in the floor or in the walls. If, however, Tenant's space plans and Tenant's engineering plans shall not be completed by September 15, 1987 for the second floor and October 1, 1987 for the third and fourth floors, the cost of locating the outlets either in the floors or in the walls shall be a Tenant Extra Expense."

10. Exhibit E, Section 3.0, Item (8): "floor outlets", insert "other than those referred to in Section 2.8(b) and (c) above, and in Item 9 add "other than as provided in Section 4 above."

11. Add the following to Section 3.0: "Landlord will solicit bids from three Subcontractors for Tenant Extra Improvements. If Tenant so elects, Tenant shall submit to Landlord the names of the Subcontractors from whom it proposes to solicit bids.

      Landlord shall promptly approve or reject any such Subcontractor. After the identification of such approved Subcontractor, Tenant shall prepare and submit for Landlord's approval a bid package for submission to the approved Subcontractors. All Subcontractors to whom Tenant shall elect to submit bids shall be qualified, licensed and Subcontractors who will work in harmony with Landlord's Contractors and Subcontractors for the Building. Such Subcontractor shall also agree to comply with the provisions of any applicable governmental regulations concerning opportunity and employment.

      Upon receipt of the bids which shall be addressed to the Landlord, the bids shall be opened and Landlord shall accept the bid from the lowest responsible Subcontractor or elect to perform the work at the price of the lowest responsible Subcontractor.

12. Exhibit E, Section 2.8: Following: "(g) Electrical power is available at 480/277 volts in the electrical closet on each floor. Capacity is 6-l/2 watts per square foot for lighting, receptacles, computer, and computer air conditioning loads and includes this floors building air conditioning. Each Tenant is a separate utility company customer.

13. Any additional materials such as standard building doors, door frames, base, carpet, etc. required for Tenant extras will be provided by the Landlord at the Landlord's cost. Landlord will not place a mark up on these materials.

14. Landlord agrees to provide at their expense in an area designated by the Landlord between floors 2 and 3, and 3 and 4, a metal pan stair, concrete filled, which will allow for the application of a carpet, properly sprinkler, with building standard lighting and appropriate safety hand rails according to code.

      Any changes, if required, to the stairs between floors 3 and 4 as a result of code requirements by the City of Boston or other governmental agencies, because of the initial stair connection between floors 2 and 3, will be a cost to the tenant.

                                    EXHIBIT F

                              ESTOPPEL CERTIFICATE

                                                   _______________________, 1986

and

---------------------------------
---------------------------------
---------------------------------
---------------------------------

      Re: Lease dated ___________________________ 198___ (the "Lease")
          for Space on the _____________________ Floor (s) of the Building Known As and Numbered ____________________________,
          Boston, Massachusetts (the "Premises")________________________

Gentlemen:

      This letter is given to you pursuant to Article 18.02 of the Lease.

      We do hereby certify to you, upon which certification you may and are intended to rely, as follows:

      (a) the Lease is in full force and effect;

      (b) we have taken possession of the Premises and the obligation to pay Rent, subject to any waiver of rent provided for in the Lease, has accrued;

      (c) our Rent is paid through ____________, and said payment was made on _________, 198___;

      (d) that $_____________ is held as security deposit under the Lease;

      (e) Landlord is not in default of any of its obligations under the Lease including, but without limitation, its obligations to prepare the space and deliver the same;

      (f) the Term of the Lease expires on _________________, 198__, and no rights of extension or renewal exist other than as set forth in the Lease, and

      (g) we have (have not) exercised our rights of extension.

                                            Very truly yours,


                                            ------------------------------------

                                    EXHIBIT G

      The undersigned Landlord and Tenant under a certain Lease dated _________________, 198___, for space on the floor(s) of the Building known as and numbered ___________________, Boston, Massachusetts, do hereby acknowledge pursuant to Article 1.01(j) that the Commencement Date for all purposes of this Lease is _____________________, 198___.

Landlord                                   Tenant

By:                                        By:
    -------------------------------            --------------------------------

                                    EXHIBIT H

                     SQUARE FOOTAGE MEASUREMENT NOTIFICATION

(Insert Name of Tenant)

---------------------------------
---------------------------------

RE:   Leased dated _______________________, 19 ___ (the "Lease") for
      Space on the _______________ Floor(s) of the Building Known as and Numbered _____________________, Boston, Massachusetts

Gentlemen:

      In accordance with Section 3.01 of Exhibit B to the Lease, you are hereby notified that Landlord's Architect has determined that there are ____ useable and ___ rentable square feet of space in the Premises and ________ useable and ________ rentable square feet of space in the Building. All provisions of the Lease wherein the number of useable or rentable square feet in the Premises or the Building, as the case may be, are a factor, shall be amended and modified to incorporate the accurate measurement of same as stated above, including without limitation that (i) the Annual Rent shall be _____, and (ii) the Office Factor and Tenant's agreed percentage is ____% determined as follows:

Square Feet in the Premises
---------------------------
Total rentable area of the Building =   ________%


                                          Very truly yours,


                                          --------------------------------------
                                          By:
                                              ----------------------------------
                                          Title:
                                                 -------------------------------

                            FIRST AMENDMENT TO LEASE

      Reference is made to a certain lease dated June 11, 1987 by and between Jaymont (U.S.A.), Incorporated, and Thomas Black Corporation, (the "Lease").

      Reference is also made to the fact that Landlord's interest in the Building and the Lease has been transferred to 20 Custom House Associates Limited Partnership.

      All capitalized terms used in this instrument shall have the meanings ascribed to them in the Lease.

      In consideration of these presents and other good and valuable consideration, said Lease is hereby amended as follows:

      1. Section 1.01(p): The Premises are increased by adding thereto approximately 5,472 rentable square feet on the 5th floor of the Building (the "Fifth Floor Premises"), as shown on Exhibit A attached hereto and incorporated herein by reference, making a total of 53,594 rentable square feet, more or less.

      The Tenant's office factor set forth on page B-5 is increased to 36.97% and the fraction set forth on said page B-5 is now to be 53,594
                                                         ------
                                                         144970.

      2. Section 1.01(c): The Commencement Date for the Fifth Floor Premises shall be determined in accordance with Section 3.03 of the Lease, separately from the determination of the Commencement Date for the remainder of the Premises. The Commencement Date for the Fifth Floor Premises shall occur no later than February 1, 1989 subject to Section 20.10 of the Lease and Tenant's Delay.

      Tenant shall deliver Engineering Plans and final Space Plans not later than December 1, 1988.

      If (i) Tenant shall not deliver said Engineering Plans and Space Plans on or before December 1, 1988; and (ii) the work to be done by Landlord as shown on the Engineering Plans and Space Plans shall not be substantially completed on or before February 1, 1989 (so that the Commencement Date occurs on or before February 1, 1989), then notwithstanding that the work to be done by Landlord has not been substantially completed, the Commencement Date will be deemed to have occurred on February 1, 1989 unless the failure of Landlord to substantially complete the work is attributable to Landlord's act or to a cause described in
Section 20.10 of this Lease.

      Any delay caused by Tenant's changes after the delivery of the plans shall similarly not delay the occurrence of the Commencement Date.

      3. Section 1.01(t): The Term with respect to the Fifth Floor Premises shall commence on the Commencement Date for the Fifth Floor Premises and shall end on the date of expiration or earlier termination of the Term for the original Premises.

      4. Section 1.01(a): The Annual Rent with respect to the Fifth Floor Premises shall be $186,048.00 during years 1-5 at the rate of $34.00 per rentable square foot and $202,464.00 during years 6-10 at the rate of $37.00 per rentable square foot. Tenant shall not be obligated to pay the first twenty-three (23) monthly installments of Annual Rent with respect to the Fifth Floor Premises.

      5. Section 1.01(s): The amount of the Security Deposit shall be increased from $126,345.66 to $141,849.66.

      6.  Section 3.05 shall not apply to the Fifth Floor Premises.

      7. Section 20.15: Tenant shall have the Option to Expand the Premises in accordance with Section 20.15 by including the remainder of the fifth (5th) floor, consisting of approximately 7,260 rentable square feet measured by Landlord as provided in Exhibit B, Section 3.00 in lieu of the current Expansion Option for the entire fifth floor.

      8. Section 20.17: Tenant shall be entitled to one additional undesignated parking space in the Building garage.

      9. All of the provisions of the Lease applicable to Tenant improvements and the preparation of the Premises for Tenant's use shall apply equally with respect to the 5th floor space, except for Section 3.05.

      Except as herein expressly set forth, the Lease shall be and remain in full force and effect and the Fifth Floor Premises shall be governed by the terms and conditions thereof..

      Executed under seal this 11th day of October, 1988.

                                          LANDLORD
                                          20 Custom House Associates
                                          Limited Partnership

                                          By: Jaymont (U.S.A.) Incorporated,
                                              General Partner

                                          By: /s/ Richard E. Eichorn
                                              ----------------------------------
                                              Senior Vice President

                                          TENANT
                                          Thomas Black Corporation
                                          By: /s/Richard Simches
                                              ----------------------------------

                                                                       EXHIBIT A

                         [FIFTH FLOOR: GRAPHIC OMITTED]

                            SECOND AMENDMENT TO LEASE

      Reference is made to a certain Lease ("Lease") dated June 11, 1987 and First Amendment to Lease dated October 11, 1988 by and between 20 Custom House Associates Limited Partnership, Landlord, and Thomas Black Corporation.

      All capitalized terms used in this instrument shall have the meanings ascribed to them in the Lease.

      In consideration of these presents and other good and valuable consideration the Lease is hereby amended as follows:

1 .   The Lease Data Sheet is amended by changing the Building Factor from
36.97% to 36.89%.

2.    Exhibit B - Schedule of Rent is amended to read as follows:

                                SCHEDULE OF RENT

      The rentable square feet of the Building being agreed to be 145,271.

Office Factor:  Tenant's agreed percentage is 36.89
                determined as follows:

       53,594   Square Feet in the Premises              =        36.89%
      -------   ---------------------------------
      145,271   Total rentable area of the Building

      Except as herein expressly set forth, the Lease shall be and remain in full force and effect.

      Executed under seal this 14th day of September, 1989.

                                          LANDLORD
                                          20 CUSTOM HOUSE ASSOCIATES
                                          LIMITED PARTNERSHIP


                                          By: Jaymont (U.S.A.) Incorporated,
                                              General Partner


                                          By: /s/ Richard E. Eichorn
                                              -------------------------------
                                              Senior Vice President


                                          TENANT
                                          THOMAS BLACK CORPORATION

                                          By: /s/ Richard B. Simches
                                              -------------------------------
                                              Title:
                                              Hereunto Duly Authorized

                            THIRD AMENDMENT TO LEASE

      Reference is made to a certain Lease ("Lease") dated June 11, 1987 by and between Jaymont (U.S.A.) Incorporated ("Jaymont"), and Thomas Black Corporation, Tenant, as amended by First Amendment to Lease dated October 11, 1988*. Jaymont's interest in the Building has been transferred to Aman, Inc. ("Landlord")
 *and Second Amendment to Lease dated September 14, 1989.

      All capitalized terms used in this instrument shall have the meanings ascribed to them in the Lease.

      In consideration of these presents and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lease is hereby amended as follows:

      1. Tenant shall lease additional space (the "Expansion Space") consisting of 10,940 rentable square feet on the 11th floor of the Building, and 8,483 rentable square feet on the 12th floor of the Building, as shown on Exhibit A-l attached hereto.

      2. The Projected Commencement Date for the inclusion of the Expansion Space is December 1, 1990, or such earlier date as the Certificate of Occupancy for the renovated Expansion Space is issued by the Inspectional Services Department of the City of Boston. Landlord shall use all reasonable efforts to deliver the Expansion Space to Tenant during the month of November 1990, but in any event not later than February 1, 1991. If the Certificate of Occupancy has not been received on or before February 1, 1991 but provided that such delay is not attributable to Tenant or subject to the provisions of Section 20.10 of the Lease, and further provided that Tenant has submitted architectural and engineering drawings as well as cable plans on or before September 20, 1990, Tenant shall have the right, as its sole and exclusive remedy, to terminate the lease of the Expansion Space only and to have the additional security deposit required hereunder promptly refunded. Landlord shall reimburse Tenant for the actual costs incurred for the preparation of architectural and engineering drawings by Tony Miles. Landlord shall have no responsibility for, nor shall the Commencement Date be affected by, delays in the delivery of Tenant's furniture, computer equipment, communication equipment or other items not within Landlord's control.

      3. The Term of the lease of the Expansion Space shall be approximately eight (8) years and one (1) month and shall commence on the Commencement Date for the Expansion Space and shall end on the date of expiration or earlier termination of the Term of the initially demised Premises.

      4. The Annual Rent with respect to the Expansion Space shall be $602,113.00 per annum, calculated at the rate of $31.00 per rentable square foot within the Expansion Space and payable as provided in Section 4.01 of the Lease. This amount is in addition to the Annual Rent payable with respect to the initially demised Premises and the Fifth Floor Premises.

      Notwithstanding the foregoing, with respect to the Expansion Space only and specifically excluding the Annual Rent payable with respect to the initially demised Premises and Fifth Floor Space, Tenant shall not be obligated to pay the installments of Annual Rent attributable to the first nineteen (19) months of the Term (the "Abatement Period"); provided, however, that the entire Annual Rent otherwise due and payable for the Abatement Period (including the expired portion of the Abatement Period and the unexpired portion of the Abatement Period) shall become immediately due and payable upon termination of the Lease for default by Tenant, taking into account the notice and cure periods applicable under this Lease. The foregoing shall be applicable only during the initial four (4) years from the Commencement Date of the Lease of the Expansion Space.

      5. The Office Factor shall be increased from 36.9% to 50.3%, which includes the Premises, the Fifth Floor Space and the Expansion Space.

      6. Landlord shall provide, at Landlord's sole cost and expense, all architectural, mechanical, engineering and space planning services required for the construction of the Expansion Space in accordance with Exhibit E and as defined in the Lease. Above Building Standard Improvements will be provided in reasonable quantities based upon the build-out of the Fifth Floor Space as initially designed by IPA. Guidelines for floor layout of the Expansion Space will be similar to those done by ADD, Inc. on a preliminary basis dated 5/25/90. Landlord will construct the Expansion Space and all improvements thereto in accordance with approved final construction drawings at Landlord's expense.

      In addition, construction will include all necessary cabling, communication wiring, interconnection between floors as outlined and priced by Netcomm per proposal dated 7-25-90 (a copy of which is attached hereto), all architectural drawings as outlined and submitted by Interior Planning Associates per letter dated 18 July 1990 (a copy of which is attached hereto), engineering drawings, upgraded kitchen area, special lighting and floor in-fill between floors 11 and 12.

      Tenant shall also have the use of existing leasehold improvements and personal effects remaining in the Expansion Space, with the exception of those items designated by Landlord.

      7. Section 20.11. Tenant's security deposit shall be increased by $50,176.08 from $141,849.66 to $192,025.74.

      8.  Section 20.16 of the Lease shall apply to the Expansion Space.

      9. Add the following to Section 20.17. Tenant shall be entitled, at any time during the term of the lease of the Expansion Space, upon sixty (60) days' prior written notice to Landlord, to an additional seven (7) undesignated parking spaces in the Building garage. The use of such spaces shall be subject to reasonable rules and regulations promulgated by Landlord, or the operator of such garage from time to time, provided that such rules and regulations do not limit Tenant's use of the parking spaces, and shall be at such fees as may from time to time be charged by Landlord or the operator of the garage, which fees are additional Rent.

      Tenant may, from time to time, elect to utilize any or all of the additional seven (7) parking spaces, by giving Landlord sixty (60) days' notice of its election. Tenant may change its election with respect to utilization of any or all of the aforesaid seven (7) parking spaces at any time, from time to time, upon sixty (60) days' prior notice to Landlord.

      10. Add a new Section 20.18 as follows:

      "20.18    OPTION TO EXPAND. Provided that:

            (i) Tenant is not in default hereunder, either at the time of the exercise of this Option or at the commencement date of the inclusion of the Tenth Floor Expansion Space, as hereinafter defined, within the Premises;

           (ii) this Lease has not otherwise been terminated or cancelled; and

          (iii) the Lease has not been assigned except with the permission of Landlord nor have more than 10,000 rentable square feet of the Premises (including the Fifth Floor Space and the Expansion Space) been sublet, which subletting will remain in effect as of the date upon which the Tenth Floor Expansion Space is to be added to the Premises;

      Tenant shall have the option to expand the Premises by leasing approximately 4,987 rentable square feet on the tenth (10th) floor of the Building (the "Tenth Floor Expansion Space") as shown on Exhibit A-l attached hereto. The Tenth Floor Expansion Space shall be available to Tenant five (5) years after the commencement of the lease of Space to another tenant excluding the original lease of Space to DiCara, Selig, Sawyer & Holt. Landlord shall advise Tenant of the expiration date of the lease to such other tenant (the "Date of Availability") upon the execution of the lease with such other tenant and again twelve (12) months prior to the Date of Availability. Tenant shall exercise this Option to Expand by written notice to Landlord not later than twelve (12) months prior to the Date of Availability of the Tenth Floor Expansion Space. The lease of the Tenth Floor Expansion Space shall be coterminous with the Lease of the initially demised Premises and the Annual Rent for the Tenth Floor Expansion Space shall be at the market rate for space in the Building at the time of inclusion of the Space within the Premises as determined pursuant to Section 20.19, but not less than the Annual Rent then payable for the Premises.
      *Tenth Floor Expansion

      If Tenant shall fail to exercise this Option to Expand at least twelve
(12) months prior to the Date of Availability, such Option shall lapse and be void and without effect."

      11. Add new Section 20.19 as follows:

      "20.19 MARKET RENT. Wherever in this Lease the Rent is to be established at market rent, the same shall be determined initially by Landlord who shall furnish to Tenant Landlord's opinion for market rent for the premises within thirty (30) days after Tenant shall exercise its option, together with a written statement from a commercial real estate broker having not less than five (5) years' experience in office leasing in the Central Business District of Boston with established firms in a position of Vice President or higher.

      If Tenant shall dispute Landlord's statement of market rent, Tenant may submit to Landlord, within thirty (30) days, its statement of market rent supported by an opinion from a commercial real estate broker having not less than five (5) years' experience in office leasing in the Central Business District of Boston with established firms in a position of Vice President or higher.

      Landlord and Tenant shall each have the right, reasonably exercised, to disapprove the initial selection of the other party's broker, provided such disapproval is based upon information concerning such broker's level of expertise or honesty.

      If the two (2) brokers are, within thirty (30) days, unable to agree upon a market rent which shall be no higher than Landlord's statement and no lower than Tenant's statement, then the two (2) brokers thus chosen shall select a third broker having the same qualification as the other brokers who shall establish the market rent, which shall be conclusive and binding upon the parties, except that if market rent as so determined is greater than Tenant's broker's opinion by more than $1.00 per rentable square foot or if market rent as so determined is less than the Annual Rent payable during the year of exercise, or the last year of the term then concluding, whichever is applicable to the option exercised*, Tenant shall have the right to withdraw its exercise of the option by notice to Landlord sent within ten (10) business days after receipt of the market rent determination, failing which the determination of market rent shall be conclusive and binding upon the parties, and the rental under the option shall be the greater of such determination or the Annual Rent payable during the year of exercise of the option, or the last year of the term then concluding, whichever is applicable to the option exercised. Notwithstanding the market rent so determined by the brokers, in no event shall the rental under the option be less than the Annual Rent payable during the year of exercise of the option or the last year of the term then concluding whichever is applicable to the option exercised."
      *by more than $1.00 per rentable square foot

      12. Exhibit B - SCHEDULE OF RENT ESCALATORS is amended by adding the following, which shall be applicable to the Expansion Space only:

      "Notwithstanding the provisions of Articles 1.01, 4.02 and 4.02 and Exhibit B of and to the Lease, Tenant shall pay those portions of Tax Cost as defined in Exhibit B, Section 2.01(a) and all other Occupancy Costs as defined in Exhibit B, in excess of those sums set forth below, unless the same would otherwise be attributable to the Premises under applicable provisions of the Lease.

          Occupancy Costs Base                      Tax Cost Base
          --------------------                      -------------

          $6.49 per rentable                        $4.32 per rentable
          square foot                               square foot

      With respect to the original Premises and the Fifth Floor Space, the Occupancy Costs Base shall remain $4.00 per rentable square foot, and the Tax Cost Base shall remain $4.00 per rentable square foot."

      13. Exhibit B - SCHEDULE OF RENT is amended to read as follows:

                                SCHEDULE OF RENT

      The rentable square feet of the Building being agreed to be 145,271.

      Office Factor:        Tenant's agreed percentage is 50.3%
                            determined as follows:

                            determined as follows:

           73,017           Square Feet in the Premises          =   50.3%
          -------           -----------------------------------
          145,271           Total rentable area of the Building

      Except as herein expressly set forth, the Lease shall be and remain in full force and effect and the terms and provisions of the Lease shall be applicable to the Expansion Space.

      Executed under seal this 19th day of Sept, 1990.

                                  LANDLORD:

                                  AMAN, INC.

                                  By:  /s/ Susan Hoffman
                                       --------------------------------
                                       Title:  VP, Citibank as agent

                                  TENANT:

                                  THOMAS BLACK COPRORATION

                                  By:  /s/ David F. Brussard
                                       --------------------------------
                                       Title: Exec VP

                                                                     EXHIBIT A-1

                         [12TH FLOOR - GRAPHIC OMITTED]

                          [11TH FLOOR: GRAPHIC OMITTED]

                          [10TH FLOOR: GRAPHIC OMITTED]

                            FOURTH AMENDMENT TO LEASE

      Reference is made to a certain Lease ("Lease") dated June 11, 1987 by and between Jaymont (U.S.A.) Incorporated (" Jaymont"), and Thomas Black Corporation, Tenant, as amended by First Amendment to Lease dated October 11, 1988; Second Amendment to Lease dated September 14, 1989; and Third Amendment to Lease dated September 19, 1990. Jaymont's interest in the Building and the Lease has been transferred to Aman, Inc. ("Landlord").

      All capitalized terms used in this instrument shall have the meanings ascribed to them in the Lease.

      In consideration of these presents and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lease is hereby amended as follows:

      1. Tenant shall lease additional space (the "First Floor First Floor Expansion Space") consisting of approximately 2,748 rentable square feet on the 1st floor of the Building as shown on Exhibit A-l attached hereto.

      2. The Projected Commencement Date for the inclusion of the First Floor Expansion Space is April 1, 1994, or such earlier or later date as the First Floor Expansion Space has been renovated in accordance with the provisions of this Fourth Amendment to Lease, ("Effective Date"). Landlord shall use all reasonable efforts to deliver the First Floor Expansion Space to Tenant not later than April 1, 1994. Landlord shall have no responsibility for, nor shall the Effective Date be affected by, delays in the delivery of Tenant's furniture, computer equipment, communication equipment or other items not within Landlord's control.

      3. The Term of the lease of the First Floor Expansion Space shall be approximately four (4) years and nine (9) months and shall commence on the Effective Date and shall end on the date of expiration or earlier termination of the Term of the initially demised Premises.

      4. The Annual Rent with respect to the First Floor Expansion Space shall be as follows:

          $54,960.00 for the twelve (12) month period commencing on the Effective Date, at the rate of $20.00 per square foot;

          $57,708.00 for the next twelve (12) months, at the rate of $21.00 per rentable square foot;

          $60,456.00 for the next twelve (12) months, at the rate of $22.00 per rentable square foot;

          $63,204.00 for the next twelve (12)months, at the rate of $23.00 per rentable square foot; and

          $65,952.00 for the next twelve (12) months, or until the termination of this Lease, at the rate of $24.00 per rentable square foot.

      The foregoing amounts are in addition to the Annual Rent payable with respect to the balance of the Premises.

      5. The Office Factor shall be increased from 50.3% to 52.15% as of the Effective Date.

      6. Landlord shall provide all architectural, mechanicals, engineering and space planning services required for the construction of the First Floor Expansion Space in accordance with Exhibit E as set forth on the plan attached hereto as Exhibit A-l (the "Plan"). Landlord will construct the First Floor Expansion Space and all improvements thereto in accordance with approved final construction drawings. Landlord shall expend in connection with the renovation of the space, not more than $40.00 per rentable square foot, or $109,920.00, plus all architectural and engineering fees (the "Allowance"). If and to the extent that less than the Allowance shall be expended, the same shall be credited to Tenant's obligation to pay Annual Rent for the First Floor Expansion Space. If and to the extent that the cost of the renovations exceeds the Allowance, Tenant shall be responsible for and shall pay all such excess amounts. Said Excess amounts shall be paid monthly to Landlord upon requisition by the Landlord.

      Landlord shall pay Tenant's architect's fees in accordance with Landlord's standard architectural fee schedule.

      7. Section 20.16 of the Lease shall apply to the First Floor Expansion Space as part of the Premises.

      8. The Parties represent to each other that the only brokers involved in this transaction are the brokers designated on the Lease Data Sheet. All fees for such brokers shall be paid by Landlord if, but only if, this Fourth Amendment to Lease is executed and Tenant takes possession of the First Floor Expansion Space as provided herein.

      9. Exhibit B - Schedule of Rent Escalators is amended by adding the following, which shall be applicable to the First Floor Expansion Space only:

      "Notwithstanding the provisions of Articles 1.01, 4.02 and 4.02 and Exhibit B of and to the Lease, Tenant shall pay those portions of Tax Cost as defined in Exhibit B, Section 2.01(a) and all other Occupancy Costs as defined in Exhibit B, in excess of those sums set forth below, unless the same would otherwise be attributable to the Premises under applicable provisions of the Lease.

                       OCCUPANCY COSTS BASE TAX COST BASE

          The Actual Occupancy Cost for             The Actual Real Estate tax
          calendar year 1993 per rentable           for fiscal year 1994 per
          square foot                               rentable square foot

      With respect to the Premises other than the First Floor Expansion Space, the Occupancy Cost Base and Tax Cost Base shall remain as they presently are."

      13. Exhibit B - Schedule of Rent is amended to read as follows:

                                SCHEDULE OF RENT

          The rentable square feet of the Building being agreed to be 145,271.

      Office Factor:         Tenant's agreed percentage is 52.15%
                             determined as follows:

                75,765       Square Feet in the Premises    =    52.15%
               145,271       Total rentable area of the
                             Building

      Except as herein expressly set forth, the Lease shall be and remain in full force and effect and the terms and provisions of the Lease shall be applicable to the First Floor Expansion Space.

      Executed under seal this 23 day of February, 1994.

                                   LANDLORD:

                                   AMAN, INC.

                                   By:  /s/ [Illegible]
                                        ------------------------------
                                        Title:  Vice President

                                   TENANT:

                                   THOMAS BLACK CORPORATION

                                   By:  /s/ Richard B. Simches
                                        ------------------------------
                                        Title:  President

                                                                       EXHIBIT A

                          [FLOORPLAN: GRAPHIC OMITTED]

                            FIFTH AMENDMENT TO LEASE

      Reference is made to a certain Lease ("Lease") dated June 11, 1987 by and between Jaymont (U.S.A.) Incorporated whose interest has been transferred to Aman, Inc. ("Landlord"), and Thomas Black Corporation ("Tenant") as amended by First Amendment to Lease dated October 11, 1988, Second Amendment to Lease dated September 14, 1989; Third Amendment to Lease dated September 19, 1990, and Fourth Amendment to Lease dated February 23, 1994.

      All capitalized terms used in this Fifth Amendment shall have the meanings ascribed to them in the Lease, or in this Fifth Amendment.

      This Fifth Amendment to Lease shall take effect upon the execution hereof by both parties except as otherwise specifically herein stated.

      In consideration of these presents and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lease is hereby further amended as follows:

      1. The Lease Data Sheet and Section 1.01 (p) are amended to reflects that as of January 1, 1999 the Premises shall consist of 77,265 rentable square feet comprised by 4,248 rentable square feet on the first floor, the entire 2nd, 3rd, 4th, 11th and 12th floors, and 5,472 rentable square feet on the 5th floor of the Building. As of September 1, 1999, an additional 7,360 square feet on the 5th floor of the Building will be added to the Premises ("Must Take Space") making a total of 84,625 rentable square feet.

      2. The Lease Data Sheet and Section 1.01(t), is hereby amended by providing that the Term is extended for a period ten (10) years commencing January l, 1999 and expiring December 31, 2008 (the "Extended Term").

      3. The Lease Data Sheet and Section 1.01(a) are amended to provide that commencing on January 1, 1999 and during the continuance of the Extended Term, Annual Rent shall be as follows:

      YEAR      PER R.S.F.                                                      ANNUAL RENT
      ----      ----------                                                      -----------
      1999      $27.75                                                          $2,178,143.75
                (77,265 rentable square feet from January 1, 1999
                through and including October 31, 1999, and 84,625
                rentable square feet from November 1, 1999 through and
                including December 31, 1999), provided that the Must
                Take Space is delivered on or before September 1, 1999.
                If such shall not be the case, there shall be a pro rata
                deduction of Annual Rent until the Must Take Space shall
                have been delivered.

      2000      $28.00                                                          $2,369,500.00

      2001      $28.75                                                          $2,432,968.75

      2002      $29.75                                                          $2,517,593.75

      2003      $29.75                                                          $2,517,593.75

      2004      $31.00                                                          $2,623,375.00

      2005      $31.75                                                          $2,686,843.75

      2006      $31.75                                                          $2,686,843.75

      2007      $32.50                                                          $2,750,312.50

      2008      $33.75                                                          $2,856,093.75

      4. The Lease Data Sheet is amended by DELETING THE DESCRIPTION OF THE OPTION TO EXPAND and replacing the same with: "On September 1, 1999, the Must Take Space, approximately 7,360 rentable square feet on the fifth floor of the Building shall be added to the Premises."

      5. Section 20.15 of the Lease, is replaced with the following "On September 1, 1999 Landlord shall deliver the Must Take Space containing approximately 7,360 rentable square feet on the 5th floor of the Building as shown on the attached floor plan. Upon completion of the Tenant's improvements, Landlord shall reimburse Tenant for Tenant's costs incurred in remodeling, renovating and altering the Must Take Space up to, but not in excess of $25.00 per rentable square foot, $184,000.00 in the aggregate. Annual Rent shall commence on the Must Take Space sixty (60) days after the Must Take Space shall have been delivered. Said improvements shall be made in accordance with Section
7.03 and Exhibit E of the Lease and all plans and work shall be subject thereto.

      6. Exhibit B, Schedule of Rent Escalators, shall be amended as of January 1, 1999 so that the Tax Cost Base shall be the actual tax expense for fiscal 1999 per rentable square foot, and the All Other Occupancy Costs Base shall be the actual costs incurred by Landlord per rentable square foot for 1998.

      7. As of January 1, 1999, the Office Factor shall be 53.30%, and the numerator of the fraction shall be 77,265 equaling 53.30%. As of September 1, 1999, the Office Factor shall be 58.37% and the numerator of the fraction shall be 84,625, equaling 58.37%.

      8.  There is hereby added to the Lease several new sections as follows:

      "Section 20.20. RIGHT OF FIRST OFFER. Tenant shall have the right to lease any space in the Building now under lease or hereafter subject to a lease, at the expiration of respective lease terms subject to rights contained in such leases for renewal or extension options, if any, and any other space in the Building which becomes available prior to the expiration of the term of any Lease or by termination of a tenancy at will ("RFR Space").

      Landlord has delivered to Tenant herewith Schedule A which indicates the current expiration date of leased and occupied Premises in the Building. Said Schedule also indicates current options to extend.

      If a tenant under lease shall fail to exercise an Option to Extend or renew on a timely basis, Landlord shall notify Tenant in writing of such fact, or if any tenancy at will shall be terminated, or if any space in the Building shall become available for occupancy, Landlord shall give written notice to Tenant of such availability. Within thirty (30) days after Landlord shall have advised Tenant in writing that a tenant having an option to extend or renew has failed to do so, Tenant shall advise Landlord in writing whether or not it elects to have such RFR Space included in the Premises. Within sixty (60) days from the date upon which Landlord shall notify Tenant in writing of the termination of a tenancy at will or other availability of space, Tenant shall notify Landlord in writing whether it elects to have such RFR Space included within the Premises.

      Upon such election, as such RFR Space becomes available, it shall be included in the Premises.

      In each chase when RFR Space shall be included within the Premises, the Schedule of Rent Escalators and office factor shall be amended to reflect such inclusion. The Tax Cost Base and the Other Occupancy Cost Base for such RFR included Space shall be the tax year in which the inclusion shall occur for Tax Cost Base, and the actual operating expense for the calendar year in which such RFR Space shall be included in the Premises for Other Occupancy Cost Base.

      The Annual Rent for each RFR Space, included shall be deemed at market as provided in Section 20.19.

      Said RFR Space shall be delivered to Tenant "broom clean" in the condition it is then in on a fully "as is" basis with no obligation on the part of the Landlord to make any improvements thereto.

      If Tenant shall fail to exercise its right to have any RFR Space included in the Premises, Landlord shall be free to lease or rent the same for any period of time as Landlord in its sole discretion shall determine. If such RFR Space shall thereafter become available, the provisions of this Section 20.20 shall apply.

      9. The Option to Extend referred to in Section 20.16 of the Lease is expressly preserved and shall remain in effect to be exercised as provided in
Section 20.16 not later than twelve (12) months prior to the expiration of this Lease as extended hereby, and at the expiration of the extended term of this Lease.

      "Section 20.21. COOLING TOWER. Landlord, at its cost and expense, shall as soon as possible after the execution of this Amendment, install a cooling tower for the exclusive use of Tenant's computer facilities. Said cooling tower shall include two (2) twenty ton dry coolers with pumps and conduits of sufficient size to accommodate Tenant's current needs and reasonable expansion as outlined in option C to Landlord by letter dated December 5, 1996, copy of which is attached hereto."

      "Section 20.22. STORAGE SPACE. Promptly after the execution of this amendment, Landlord shall provide approximately 250 square feet of storage space in the basement of the Building for the sole use of Tenant. Said storage space shall be delivered "as is" and no Rent or other charges shall be chargeable on account of said storage space. In addition, Landlord has made available to the Tenant approximately 100 square feet in the basement of 64 Broad Street, Boston, Massachusetts, which building is owned by the Landlord. Tenant shall pay rent with respect to this 64 Broad Street storage space, the sum of Eighty and 00/100 Dollars ($80.00) per month. Either Landlord or Tenant shall have the right upon thirty (30) days' notice, to terminate the Tenants rights and obligations with respect to the 64 Broad Street storage space.

      "Section 20.23. INDUCEMENT. On January 2, 1997 Landlord shall pay to Tenant the sum of One Million and 00/100 Dollars ($1,000,000.00) as an inducement payment and to pay for redecoration, renovation and upgrading of the Premises ("Upgrading"). Tenant shall expend not less than Five Hundred Thousand and 00/100 ($500,000.00) for the Upgrading ("Upgrading Costs"). Tenant shall certify to Landlord the Upgrading Costs, which shall include all work, labor, materials and supplies incorporated in the Premises as part of the Upgrading. Tenant shall commence the Upgrading as soon after January 1, 1997 as is practical. All of the Upgrading work shall be accomplished as provided in this Lease including, but without limitation, Section 7.03 and Exhibit E. $500,000.00 of the inducement shall be placed in an interest bearing escrow account to be held by Spaulding & Slye as Escrow Agent. All interest shall be for the benefit of the Landlord as Tenant shall complete provisions of the Upgrading and shall deliver paid invoices to Landlord. Landlord shall release from the escrow amount the Upgrading Costs reflected by said paid invoices. The balance of $500,000.00 shall be released to Tenant on January 2, 1997 and may be used by Tenant for any purpose including real estate consulting fees and need not be accounted for to Landlord."

      "Section 20.24. RESTRICTION. Landlord agrees that it will not during the term of this Lease, so long as the Tenant named herein shall be in occupancy, lease first floor space ("First Floor Space") in the Building or in the Building known as and numbered 64 Broad Street to retail insurance users."

      "Section 20.25. ELECTRICITY AND OTHER UTILITIES. Landlord and Tenant acknowledge that the manner for provision of electricity and other utilities is about to change, due to Deregulation. Presently, Boston Edison Company provides electricity services for the Building. At such time as alternate service providers become able to provide electricity or other utility services to the Building, Landlord shall have the right at any time, and from time to time, to select the company or companies to provide electricity and other utility services to the Building. Landlord shall seek competitive bids from such service providers. Landlord shall exercise good faith business judgment in making such selections, having in mind the best interest of the Tenant, as well as the Building and the other occupants thereof. If Landlord shall select a service provider other than the lowest bidder, Landlord shall consult with Tenant and explain Landlord's reasons for choosing a service provider other than the lowest bidder.

      The following are added to the Addenda to Lease:

      54. Section 7.06 of the Lease is hereby amended by adding thereto the following: "Subject to obtaining all permits and approvals from the City of Boston, and subject to the approval of Landlord as to design, size, and manner of affixation, Tenant may install a sign indicating the Tenant's presence in the Building on the exterior of the Building at the Custom House and Broad Street entrance of the Building. Said sign may indicate the named Tenant or any of its trade names including Safety Insurance."

      55. Section 1.01(u) is hereby amended so that it reads: "Use means the conduct of an insurance business and with the approval of Landlord any use consistent with first class office buildings in the financial district of Boston".

      56. Section 4.04 is amended by adding after the word "set-off" in line 7, "except as herein expressly set forth".

      51. Section 7.03(d) line 2, delete "in its sole discretion".

      58. Item 27 of the Addenda, the reference to Section 9.01(a) and (b) is changed to Section 9.02(a) and (b).

      59. Section 11.01B delete the word "sole" in the second line.

      60. Section 11.02 lines 2 and 4, delete the word "sole".

      61. Section 16.05 is amended by adding at the end thereof: "unless and to the extent Landlord actually receives rent insurance carried by Tenant pursuant to this Lease".

      62. Section 19.01 is amended by adding after the word "instituted" in the 4th line from the bottom "and successfully concluded".

      63. Section 19.02 is amended by adding the same proviso contained in Item 22 of the Addenda as applicable here.

      Except as herein expressly set forth, the Lease shall be and remain in full force and effect.

      EXECUTED under seal this 20th day of December 1996.

                                  LANDLORD:

                                  AMAN, INC.

                                  By:  /s/ [Illegible]
                                       ---------------------
                                       Title:

                                  TENANT:

                                  THOMAS BLACK CORPORATION

                                  By:  /s/ Richard B. Simches
                                       ----------------------------
                                       Title: Pres.

                                   SCHEDULE A

             ATTACHED TO AND FORMING PART OF 5TH AMENDMENT TO LEASE
                 BETWEEN AMAN, INC. AND THOMAS BLACK CORPORATION

                            LEASE EXPIRATION SUMMARY

Floor 12:          TBC

Floor 11:          TBC

Floor 10:          2,297      RSF LED              l/01
                   2,690      RSF LED              5/00
                   3,699      RSF LED              6/99
                   2,464      RSF LED              9/00

Floor 9:           11,155     RSF LED              4/00
                   This tenant has option to extend to 4/05.

Floor 8:           3,497      RSF LED              2/02
                   4,003      RSF LED              2/02
                   1,545      RSF LED              3/01
                   2,128      RSF LED              5/97

Floor 7:           5,112      RSF LED              l/99
                   This tenant has option to extend.

                   6,038      RSF LED              l/00
                   This tenant has a subordinate option to extend and a ROFO on the 5,112 RSF if the other tenant on the floor does not exercise its right.

Floor 6:           11,147     RSF LED              7/99
                   Tenant has option to terminate on 7/98 and an option to extend lease for 5 years.

Floor 5:           5,391      RSF Must take space for TBC.
                   1,963      RSF Must take space for TBC.

Floor 4:           TBC

Floor 3:           TBC

Floor 2:           TBC